                                                                     EXHIBIT 2.1

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                       STOCK AND ASSET PURCHASE AGREEMENT

                                      among

                                 PROVANT, INC.,

                               STAR MOUNTAIN, INC.

                                       and

                          DRAKE BEAM MORIN-JAPAN, INC.




                          Dated as of December 15, 2002








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

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I PURCHASE AND SALE.................................................   2

    1.1.   Purchase and Sale of Shares......................................   2
    1.2.   Asset Sale and Purchase..........................................   2
    1.3.   Excluded Assets..................................................   4
    1.4.   Assumption of Liabilities........................................   4
    1.5.   Excluded Liabilities.............................................   4
    1.6.   Assignment of Transferred Assets.................................   6
    1.7.   Purchase Price; Purchase Price Allocations.......................   6
    1.8.   Closing..........................................................   7
    1.9.   Deliveries by Sellers............................................   7
    1.10.   Deliveries by Purchaser.........................................   8
    1.11.   Determination of Estimated Purchase Price.......................   8
    1.12.   Determination of Purchase Price.................................   8
    1.13.   Adjustment of Purchase Price....................................  10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS........................  10

    2.1.   Organization and Qualification; Subsidiaries.....................  10
    2.2.   Certificate of Incorporation and Bylaws..........................  11
    2.3.   Capital Stock of Target Companies; No Subsidiaries...............  11
    2.4.   The Business.....................................................  12
    2.5.   Authority; Enforceability........................................  13
    2.6.   No Conflict; Required Filings and Consents.......................  13
    2.7.   Material Agreements..............................................  13
    2.8.   Compliance; Permits..............................................  15
    2.9.   Financial Statements.............................................  16
    2.10.   Absence of Certain Changes or Events............................  16
    2.11.   No Undisclosed Liabilities......................................  17
    2.12.   Absence of Litigation...........................................  17
    2.13.   Employee Benefit Plans..........................................  17
    2.14.   Employment and Labor Matters....................................  20
    2.15.   Absence of Restrictions on Business Activities..................  21
    2.16.   Government Contracts............................................  21
    2.17.   Title to Assets; Leases.........................................  21
    2.18.   Taxes...........................................................  22
    2.19.   Environmental Matters...........................................  23
    2.20.   Intellectual Property...........................................  25
    2.21.   Security........................................................  26
    2.22.   Insurance.......................................................  26
    2.23.   Brokers.........................................................  26
    2.24.   Certain Business Practices......................................  26
    2.25.   Interested Party Transactions...................................  27

     2.26.   Opinion of Financial Advisor...................................   27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................   27

     3.1.   Organization and Qualification..................................   27
     3.2.   Authority; Enforceability.......................................   27
     3.3.   No Conflict; Required Filings and Consents......................   28
     3.4.   Financing.......................................................   28

ARTICLE IV CONDUCT OF BUSINESS PENDING THE CLOSING..........................   28

     4.1.   Conduct of Business Pending the Closing.........................   28
     4.2.   No Shop.........................................................   31

ARTICLE V ADDITIONAL AGREEMENTS.............................................   32

     5.1.   Access to Information; Confidentiality..........................   32
     5.2.   Taxes...........................................................   33
     5.3.   Reasonable Best Efforts; Further Assurances.....................   35
     5.4.   Employee Benefits...............................................   36
     5.5.   Notification of Certain Matters.................................   38
     5.6.   Public Announcements............................................   39
     5.7.   Non-Competition.................................................   39
     5.8.   Nonsolicitation.................................................   40
     5.9.   Transition Services.............................................   40
     5.10.   Release of Target Companies....................................   40
     5.11.   Related Party Contracts........................................   41
     5.12.   Assumed Obligations............................................   41
     5.13.   Directors' and Officers' Insurance.............................   42
     5.14.   Insurance......................................................   42
     5.15.   Name; Retained Trademarks......................................   43

ARTICLE VI CONDITIONS.......................................................   44

     6.1.   Conditions to Obligation of Each Party..........................   44
     6.2.   Additional Conditions to Obligations of Purchaser...............   44
     6.3.   Additional Conditions to Obligations of Sellers.................   45

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...............................   46

     7.1.   Termination.....................................................   46
     7.2.   Effect of Termination...........................................   46
     7.3.   Fees and Expenses...............................................   47
     7.4.   Amendment.......................................................   47
     7.5.   Waiver..........................................................   47

ARTICLE VIII GENERAL PROVISIONS..............................................   47

    8.1.   Notices...........................................................   47
    8.2.   Disclosure Schedules..............................................   48
    8.3.   Certain Definitions...............................................   48
    8.4.   Interpretation....................................................   51
    8.5.   Severability......................................................   52
    8.6.   Entire Agreement..................................................   52
    8.7.   Assignment........................................................   52
    8.8.   Parties in Interest...............................................   52
    8.9.   Failure or Indulgence Not Waiver; Remedies Cumulative.............   52
    8.10.   Governing Law; Enforcement.......................................   52
    8.11.   Counterparts.....................................................   53

                              Disclosure Schedules

Sellers Disclosure Schedule

Purchaser Disclosure Schedule

                             Index of Defined Terms

1060 Forms...........................................................     1.7(b)
Acquisition Proposal.................................................        4.2
Adjustment Statement.................................................       1.12
Affiliate............................................................     8.3(a)
Agreement............................................................   Preamble
Approvals............................................................     2.1(a)
Asset Sale...........................................................        1.2
Assumed Contracts....................................................     1.2(d)
Assumed Liabilities..................................................        1.4
Business Day.........................................................     8.3(b)
Business Employees...................................................    2.13(a)
Businesses...........................................................   Recitals
Businesses Financial Statements......................................        2.9
Closing..............................................................        1.8
Closing Date.........................................................        1.8
COBRA Coverage.......................................................    2.13(h)
COBRA Maintenance Period.............................................  5.4(g)(i)
Code.................................................................     1.7(b)
Company IP...........................................................    2.20(a)
Competitive Business.................................................        5.7
Conclusive Adjustment Statement......................................    1.12(a)
Conclusive Statement.................................................    1.12(a)
Confidentiality Agreement............................................     5.1(b)
Consolidated Group...................................................    2.18(a)
Contract.............................................................     8.3(c)
Control..............................................................     8.3(c)
Controlled Group.....................................................    2.13(a)
Court................................................................     8.3(e)
Covered Persons......................................................    5.13(a)
Deficiency Amount....................................................       1.12
Diversified Company..................................................        5.7
EEI Non-Comp Obligations.............................................    5.12(a)
EEI Note.............................................................    5.12(a)
Employment Contracts.................................................     1.5(c)
Employee Plans.......................................................    2.13(a)
Employee Transfer Date...............................................  5.4(a)(i)
Encumbrance..........................................................     8.3(f)
Environmental Laws...................................................    2.19(c)
Environmental Permits................................................    2.19(c)
Environmental Report.................................................    2.19(c)
Equity Securities....................................................     8.3(g)
ERISA................................................................    2.13(a)
Estimated Net Working Capital........................................       1.11
Estimated Purchase Price.............................................     1.7(a)
Excess Amount........................................................       1.12

Excluded Assets.....................................................         1.3
Excluded Contracts..................................................      1.3(f)
Excluded Liabilities................................................         1.5
Foreign Benefit Plans ..............................................     2.13(b)
GAAP................................................................        1.11
Government Permits..................................................      2.8(b)
Governmental Authority..............................................      8.3(h)
Indebtedness........................................................      8.3(i)
Infringe............................................................     2.20(d)
Intellectual Property...............................................      8.3(j)
IRA.................................................................      5.4(e)
Knowledge...........................................................      8.3(k)
Law.................................................................      8.3(l)
Learning Alliance Business..........................................    Recitals
Litigation..........................................................      8.3(m)
Losses..............................................................     5.13(a)
Material Adverse Effect.............................................      8.3(n)
Material Agreements.................................................      2.7(a)
Materials of Environmental Concern..................................     2.19(c)
Monthly COBRA Premium Payment.......................................  5.4(g)(ii)
Net Working Capital.................................................        1.11
Neutral Accounting Arbitrator.......................................     1.12(b)
Non-Competition Period..............................................         5.7
Order...............................................................      8.3(o)
Parent..............................................................    Preamble
Parent 401(k) Plan..................................................      5.4(f)
Parent Plan Reimbursement...........................................  5.4(g)(ii)
Parent Plans........................................................   5.4(g)(i)
Parent Target Businesses............................................    Recitals
Parent's Statement..................................................     1.12(a)
PBGC................................................................     2.13(f)
Performance Solutions...............................................    Recitals
Performance Solutions Business......................................    Recitals
Performance Solutions Shares........................................    Recitals
Person..............................................................      8.3(p)
Post-Closing Tax Period.............................................      8.3(q)
Pre-Closing Tax Period..............................................      8.3(r)
Preliminary Statement...............................................        1.11
Project Management Business.........................................    Recitals
Provant Canada......................................................    Recitals
Provant Canada Business.............................................    Recitals
Provant Canada Shares...............................................    Recitals
Provant Media.......................................................    Recitals
Provant Media Business..............................................    Recitals
Provant Media Shares................................................    Recitals
Purchase Price......................................................      1.7(a)

Purchaser.........................................................      Preamble
Purchaser 401(k) Plan.............................................        5.4(f)
Purchaser Designee................................................        8.3(s)
Purchaser Disclosure Schedule.....................................        8.3(t)
Purchaser Employee................................................        5.4(d)
Purchaser Employment Arrangements.................................        5.4(b)
Purchaser Representative..........................................        5.1(a)
Purchaser Representatives.........................................        5.1(a)
Purchaser Severance Arrangements..................................        5.4(c)
Purchaser Welfare Plans...........................................     5.4(g)(i)
Real Property.....................................................       2.17(b)
Reference Balance Sheets..........................................           2.9
Regulation........................................................        8.3(u)
Related Party Contract............................................        8.3(v)
Resolution Period.................................................       1.12(a)
Retained Trademarks...............................................       5.15(a)
Seller............................................................      Preamble
Seller Financial Advisor..........................................          2.23
Seller Representative.............................................           4.2
Sellers...........................................................      Preamble
Sellers Disclosure Schedule.......................................        8.3(w)
Shares............................................................      Recitals
SI Obligation ....................................................       5.12(a)
Star Mountain.....................................................      Preamble
Statement.........................................................          1.12
Strategic Alliance Business.......................................      Recitals
Subsidiaries......................................................        8.3(x)
Subsidiary........................................................        8.3(x)
Systems...........................................................          2.21
Target Business Employee..........................................       2.13(a)
Target Businesses.................................................      Recitals
Target Companies..................................................      Recitals
Target Net Working Capital........................................        1.7(a)
Tax...............................................................          2.18
Tax Returns.......................................................          2.18
Taxes.............................................................          2.18
Technology and Development Business...............................      Recitals
Toth Note.........................................................       5.12(a)
Transfer Costs....................................................        5.2(b)
Transferred Assets................................................           1.2
Transferred Employees.............................................     5.4(a)(i)
Transferred IP....................................................        1.2(h)
Transition Services Agreement.....................................           5.9
WARN..............................................................       2.14(b)

          STOCK AND ASSET PURCHASE AGREEMENT, dated as of December 15, 2002 (the "Agreement") among PROVANT, INC., a Delaware corporation ("Parent" or "Seller"), STAR MOUNTAIN, INC., a Delaware corporation and wholly owned subsidiary of Parent ("Star Mountain" or "Seller", and together with Parent, "Sellers"), and DRAKE BEAM MORIN-JAPAN, INC., a Japanese joint stock company ("Purchaser").

          WHEREAS, Parent is engaged in, among other things: (i) technology-based services that provide companies with improved employee and organizational performance, which until June 30, 2002 were provided by Strategic Interactive, Inc. (the "Technology and Development Business"); (ii) alliances and strategic partnerships with third parties and e-learning solutions, all as more particularly described in Section I of the Sellers Disclosure Schedule (the "Strategic Alliance Business"); and (iii) managed services (i.e., outsourcing), all as more particularly described in Section II of the Sellers Disclosure Schedule (the "Learning Alliance Business", and together with the Strategic Alliance Business and the Technology and Development Business, the "Parent Target Businesses");

          WHEREAS, Star Mountain provides, among other things, project management training services, which prior to June 30, 2002 were provided by Provant Project Management, Inc. (the "Project Management Business", and together with the Parent Target Businesses, the "Target Businesses");

          WHEREAS, Purchaser, directly or indirectly through its Purchaser Designees, desires to purchase the Target Businesses, and in connection therewith, Purchaser desires to purchase from Sellers the Transferred Assets defined herein;

          WHEREAS, Parent and Star Mountain desire to sell to Purchaser (i) all of the outstanding shares of capital stock (the "Performance Solutions Shares") of Provant Performance Solutions, Inc., a Delaware corporation and wholly owned subsidiary of Star Mountain ("Performance Solutions"), which consists of the following business operations: J. Howard & Associates, which provides consulting and training services to help customers deal with issues presented by an increasingly diverse and global workforce; Decker Communications, which helps customers improve employee communication skills in the areas of presentation, voicemail, email and writing; BT.Novations Group, which helps customers lengthen employee tenure, broaden employee contribution and deepen employee commitment; and Vertical Markets Group, which provides customers with industry-focused service and product offerings to better satisfy their specific performance improvement needs (each, a "Performance Solutions Business"), and (ii) all of the outstanding shares of capital stock (the "Provant Media Shares") of Provant Media, Inc., an Iowa corporation and wholly owned subsidiary of Star Mountain ("Provant Media"), which consists of the Provant Media business (the "Provant Media Business"); and

          WHEREAS, Parent desires to sell to Purchaser all of the outstanding shares of capital stock (the "Provant Canada Shares", and together with the Performance Solutions Shares and Provant Media Shares, the "Shares") of Provant Canada, Ltd., a Canadian corporation and wholly owned subsidiary of Parent ("Provant Canada", and together with Provant Media and Performance Solutions, the "Target Companies"), which consists of the Provant Canada business operation (the "Provant Canada Business", and together with the Provant Media Business, the Performance Solutions Businesses and the Target Businesses, the "Businesses").

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, each Seller and Purchaser hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

          1.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) Star Mountain shall, and Parent shall cause Star Mountain to, sell, assign, transfer, convey and deliver the Performance Solutions Shares and the Provant Media Shares to Purchaser or the Purchaser Designee and (ii) Parent shall sell, assign, transfer, convey and deliver the Provant Canada Shares to Purchaser or the Purchaser Designee, in each case, with full title guarantee and free and clear of all Encumbrances, and Purchaser or the Purchaser Designee shall purchase the Shares.

          1.2. Asset Sale and Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing Purchaser shall purchase and each Seller shall sell, assign, transfer and deliver, or cause to be sold, transferred, assigned and delivered, to Purchaser, free and clear of all Encumbrances, all of such Seller's respective rights, titles and interests in and to the assets, properties, rights, licenses and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible (but excluding the Excluded Assets), owned or held by such Seller and principally used in the conduct of the Businesses by such Seller as the same shall exist on the Closing Date (such purchases and sales, the "Asset Sale"), including all such assets of the Target Businesses included in the respective Reference Balance Sheets of Sellers and not disposed of in the ordinary course of business or pursuant to Section 4.1, all assets of the Target Businesses thereafter acquired by a Seller and not disposed of in the ordinary course of business and all such assets owned, held or used in the conduct of the Performance Solutions Business, the Provant Media Business or the Provant Canada Business (collectively, the "Transferred Assets"), which shall include, without limitation, except for the Excluded Assets, all right, title and interest of each Seller in, to and under:

          (a) all real property and leases of, easements upon or options for easements upon, and other interests in, real property principally used in connection with the Businesses, in each case together with all buildings, fixtures, rights of way and improvements erected on such real property, including, without limitation, the interests listed on Section 1.2(a) of the Sellers Disclosure Schedule;

          (b) all personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment, vehicles, and all computer hardware and accessories, including servers, personal computers, laptops, infrastructure and network equipment, required to support the software and data used in the Businesses as presently conducted and other tangible personal property owned by either Seller and principally used in connection with the Businesses;

          (c) all work-in-process and finished work product of Sellers principally relating to the Businesses;

          (d) all rights under the Contracts of Sellers principally related to the conduct of the Businesses (other than Excluded Contracts) in effect as of the date hereof, including, without limitation, the Contracts listed on
     Section 1.2(a) and Section 1.2(d) of the Sellers Disclosure Schedule (which shall include all capital and operating leases principally related to the Businesses), together with such additional Contracts principally related to the conduct of the Businesses as may be entered into by Sellers after the date hereof and prior to the Closing in accordance with the provisions of
     Section 4.1 (collectively, the "Assumed Contracts");

          (e) all accounts, notes and other receivables and rights of Sellers to receive payments from any Person principally arising from or in connection with the conduct of the Businesses and the operation or use of the Transferred Assets;

          (f) the benefit of all prepaids, deferred costs, deposits, advances, credits and expenses that have been prepaid by either Seller (including ad valorem taxes, lease and rental payments) to the extent principally relating to the Businesses or any Transferred Asset;

          (g) all of Sellers' rights, claims, counterclaims, credits, causes of action, lawsuits, judgments, demands or rights of set-off against third parties principally relating to the Businesses (other than those relating principally to Excluded Assets) or the Transferred Assets, including, without limitation, those listed on Section 1.2(g) of the Sellers Disclosure Schedule;

          (h) all Intellectual Property owned or held by the Sellers and principally used in connection with the conduct or operation of the Target Businesses, including, without limitation, those items listed on Section 1.2(h) of the Sellers Disclosure Schedule (the "Transferred IP");

          (i) all transferable governmental licenses, permits or other governmental authorizations held by Sellers affecting, or relating in any way to, the Businesses or the Transferred Assets;

          (j) all cash, restricted cash and cash equivalents related to all prepaids, deferred costs, deposits, advances, credits and expenses that have been prepaid to either Seller to the extent relating to the Businesses or any Transferred Asset;

          (k) a copy of all books, records, files and papers in whatever media retained or stored, including, without limitation, computer programs and files, in the possession of Sellers and relating to the Businesses, including, without limitation, training and similar material, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers and subcontractors, lists of present and former customers, personnel and employment records, and a copy of any information relating to Taxes imposed on the Transferred Assets; and

          (l) all goodwill related to the Businesses or the Transferred Assets, together with the right to represent to third parties that Purchaser is the successor to the Businesses.

          1.3. Excluded Assets. Purchaser and Sellers agree that the following assets and properties of Sellers (the "Excluded Assets") shall be retained by Sellers and shall be excluded from the Transferred Assets:

          (a) Sellers' cash, restricted cash and cash equivalents on hand and in banks other than those referred to in Section 1.2(j);

          (b) all assets of Sellers not owned, held or used principally in the conduct of the Businesses;

          (c)  any Seller's contracts of insurance;

          (d) any and all Equity Securities held by either Seller (other than the Shares);

          (e) all rights of Sellers under (i) any Contract or agreement, the performance of which could reasonably be expected to give rise to or result in the violation of any Law, and (ii) any Contract listed on Section 1.3(e) of the Sellers Disclosure Schedule (the "Excluded Contracts");

          (f)  any refunds of Tax of a Seller; and

          (g) other items set forth on Section 1.3(g) of the Sellers Disclosure Schedule.

          1.4. Assumption of Liabilities. In connection with the Asset Sale and upon the terms and subject to the conditions of this Agreement, Purchaser agrees, effective at the time of Closing, to assume the following liabilities of Sellers (the "Assumed Liabilities"):

          (a) all current liabilities of Sellers arising principally from or in connection with the conduct of the Businesses or otherwise principally related to the Transferred Assets, of a type reflected in the relevant Reference Balance Sheets and in the amounts and to the extent set forth on the Conclusive Adjustment Statement;

          (b) all liabilities and obligations of Sellers arising under the Assumed Contracts that shall be assigned to and assumed by Purchaser at Closing, which liabilities and obligations are required to be performed after the Closing Date and are fully set forth on the face (including in addenda, attachments or schedules thereto) of such Assumed Contracts as provided by Sellers to Purchaser (other than liabilities or obligations excluded pursuant to Section 1.5); and

          (c) those liabilities and obligations listed in Section 1.4 of Sellers Disclosure Schedule; provided that, except for liabilities and obligations listed in Section 1.4 of the Sellers Disclosure Schedule, in no event shall the Assumed Liabilities include any Excluded Liabilities.

          1.5. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, in connection with the Asset Sale, Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of either Seller (or any predecessor owner of all or part of its business and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Notwithstanding anything to the contrary in Section 1.4 or this Section 1.5, except for the liabilities and obligations set forth in
Section 1.4 of the Sellers Disclosure Schedule, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

          (a) any Indebtedness of either Seller, including any interest related thereto;

          (b) any obligation or liability of either Seller for Taxes or Transfer Costs of any kind arising for periods ending on or prior to the Closing Date including taxes arising as a result of the transactions contemplated by this Agreement;

          (c) (i) any liabilities or obligations of either Seller relating to employee benefits or compensation arrangements existing on or prior to the Closing Date, including, without limitation, any liabilities or obligations
     (A) for compensation or bonus not accrued on the Conclusive Statement or
     (B) arising under or attributable to any employment agreements, consulting agreements, change in control agreements, individual severance agreements or similar agreements (whether oral or written) (such arrangements in Clauses (A) and (B), the "Employment Contracts"), Employee Plans or any other employee benefit agreements, severance and retention plans, programs and policies sponsored, maintained or contributed to by Seller; and (ii) any and all other liabilities or obligations which shall remain with Sellers as set forth in Section 5.4 of this Agreement;

          (d) any liability or obligation arising under any Environmental Law from or relating to events or conditions occurring or existing prior to the Closing Date arising out of (A) the operations of the Businesses, (B) the operation or use of the Transferred Assets or (C) any other activity of either Seller or otherwise prior to the Closing;

          (e) any liabilities or obligations related to any claims made prior to the Closing Date under any "claims made" insurance policies of Sellers or their Subsidiaries;

          (f) any liability for any deductible, uninsured or underinsured retention or liability or other liability or obligation relating to any claims under any Seller insurance policy with respect to events which occur prior to the Closing Date;

          (g) any liability under any Assumed Contract to the extent such liabilities and obligations, but for a breach or default by either Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default (including, without limitation, breaches which give rise to any claim by a third Person for lost profits or special, consequential or punitive damages) or to the extent the same arise out of any violation by either Seller or its employees of any Law;

          (h) all liabilities and obligations relating to services provided by either Seller in connection with the Businesses on or prior to the Closing Date, except for such obligations to be performed after the Closing Date under any Assumed Contract;

          (i) any liability or obligation or intercompany loan owed to the Parent or any Affiliate thereof;

          (j) any liability or obligation under any Excluded Contract or relating to any other Excluded Asset;

          (k) any liability or obligation arising out of the violation by either Seller or their employees of any Law; and

          (l) any other liability or obligation set forth on Section 1.5(l) of the Sellers Disclosure Schedule.

          1.6. Assignment of Transferred Assets. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Purchaser thereunder. Sellers and Purchaser will use reasonable efforts (but without any payment of money by either Seller or Purchaser) to obtain the consent of the other parties to any such Transferred Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may request (provided, however, that receipt of consents with respect to certain Assumed Contracts are a condition to closing as provided in Section 6.1(c)). If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of either Seller thereunder so that Purchaser would not in fact receive all such rights, Sellers and Purchaser will cooperate in a mutually agreeable arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Purchaser, or under which Sellers would enforce for the benefit of Purchaser, with Purchaser assuming such Sellers' obligations, any and all rights of Sellers against a third party thereto. Sellers will promptly pay to Purchaser when received all monies received by a Seller under any Transferred Asset or any claim or right or any benefit arising thereunder that is not assigned pursuant to this Section 1.6, less any reasonable out-of-pocket costs or expenses related thereto.

          1.7. Purchase Price; Purchase Price Allocations.

          (a) The aggregate cash purchase price for the Shares, the Transferred Assets and Assumed Liabilities shall be (i) $30,000,000, less (ii) $5,795,000 representing the amount to be paid at Closing by Purchaser pursuant to Section
5.12 in satisfaction of the EEI Note, the SI Obligation and the EEI Non-Comp Obligations, (iii) less $675,211 representing the outstanding principal balance under the Toth Note on December 31, 2002 (as the same may be adjusted to reflect the actual outstanding principal balance under the Toth Note if the Closing occurs on a date other than December 31, 2002), less (iv) $80,000 representing the estimated amount of deferred compensation obligation assumed pursuant to
Item 10 of Section 1.4 of the Sellers Disclosure Schedule (the "Deferred Compensation Obligation"), plus (v) the amount, if any, by which Estimated Net Working Capital (as defined below) is greater than $10,165,000 (the "Target Net Working Capital"), less (vi) the amount, if any, by which Estimated Net Working Capital is less than Target Net Working Capital (the "Estimated Purchase Price"), subject to adjustment as provided in Section 1.12 (the Estimated Purchase Price, as so adjusted, being the "Purchase Price").

          (b) On or before the Closing Date, each Seller and Purchaser shall jointly agree on an allocation schedule allocating the Purchase Price among the Shares, Transferred Assets and Assumed Liabilities, as of the Closing Date. Such allocation schedule shall be prepared in accordance with the rules under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder. Each Seller and Purchaser agree to act in accordance with the computations and allocations contained in the allocation schedule in any relevant Tax Returns or filings (including Form 8594 and any other forms or reports to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign tax law ("1060 Forms")), and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law.

          1.8. Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article VI, the sale of the Shares and the Transferred Assets and Assumed Liabilities shall take place at a closing (the "Closing") at 10:00 a.m. (Eastern Standard Time) on such date (the "Closing Date") that is mutually agreed upon by the parties, which date shall be no later than the third Business Day after all the conditions set forth in
Article VI shall have been satisfied (or waived in accordance with Section 7.5, to the extent the same may be waived), unless another time and/or date is agreed by the parties hereto. The Closing shall take place at such place as the parties hereto agree.

          1.9. Deliveries by Sellers.

          (a) At the Closing, Sellers shall deliver or cause to be delivered to
Purchaser:

               (i) duly executed stock transfer form(s) in favor of Purchaser or the Purchaser Designee together with certificates representing the Shares, or, if applicable, certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in each case with all necessary stock transfer stamps attached thereto and cancelled, if appropriate;

               (ii) such deeds, bills of sale and other instruments of transfer, conveyance and assignment, duly executed and in valid form, as shall be sufficient to transfer to Purchaser or the Purchaser Designee all rights, title and interest in and to the Transferred Assets;

               (iii) a receipt for the Estimated Purchase Price;

               (iv) the certificates and other documents required to be delivered pursuant to Section 6.2; and

               (v) written resignations, in the agreed form, from any director or officer of the Target Companies as requested by Purchaser (as notified in writing by Purchaser to Sellers no later than two Business Days prior to Closing) effective as of the Closing, in each case containing an acknowledgement from such director or officer that he or she has no claim for loss of office.

             (b) On or as promptly as practicable following the Closing Date, Sellers shall take, or cause to be taken, such action as shall be necessary to put Purchaser or the Purchaser Designee in the possession or control of the Transferred Assets and Assumed Liabilities and any assets of the Target Companies not in the possession or control of the Target Companies and shall deliver, or cause to be delivered, to Purchaser or the Purchaser Designee copies of all written agreements, arrangements, commitments, contracts, purchase orders, leases, permits, business records, any other papers and documents related to the Transferred Assets and Assumed Liabilities, the Target Businesses or the Target Companies not in the possession or control of the Target Companies, including, without limitation, the Charter, Bylaws, statutory books (duly written up to date), books of account, records and common seals and any securities seals of the Target Companies.

             (c) Sellers waive, and Sellers shall cause each of their Affiliates to waive, all rights that they may have under the Charter, Bylaws or other constituent documents of the Target Companies and under any other Law concerning shareholders' rights in respect of all other matters in relation to the sale of the Shares.

          1.10. Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Sellers:

          (a) the Estimated Purchase Price by wire transfer of immediately available funds to the account or accounts designated in writing by Sellers to Purchaser at least two Business Days prior to the Closing;

          (b) the certificates and other documents required to be delivered pursuant to Section 6.3; and

          (c) such instruments, duly executed and in valid form, as shall be sufficient to evidence the assumption by Purchaser or the Purchaser Designees of the Assumed Liabilities.

          1.11. Determination of Estimated Purchase Price. At least two business days prior to the Closing Date, Parent shall cause to be prepared and delivered to Purchaser a statement (the "Preliminary Statement") setting forth the estimated calculations of Net Working Capital of the Businesses (the "Estimated Net Working Capital") as of 11:59 p.m. on the Closing Date. "Net Working Capital" shall mean (a) current assets of the Businesses less (b) current liabilities of the Businesses, all as determined in accordance with generally accepted accounting principles in the United States ("GAAP") as applied on a basis consistent with the preparation of the Reference Balance Sheet dated September 30, 2002 and the methodology used to determine the Target Net Working Capital as set forth in Section 1.11 of Sellers Disclosure Schedule.

          1.12. Determination of Purchase Price. As promptly as practicable following the Closing Date (but not later than 30 days after the Closing Date), Purchaser shall (1) cause to be prepared and delivered to Parent a statement (the "Statement") setting forth the estimated calculations of Net Working Capital, and the components and calculation thereof, as of 11:59 p.m. on the Closing Date and (2) cause to be prepared and delivered to Parent a statement (the

"Adjustment Statement") setting forth the calculations of the amount by which the Net Working Capital as shown on the Statement (i) exceeds the Estimated Net Working Capital (any such excess amount, the "Excess Amount") or (ii) is less than Estimated Net Working Capital (any such deficiency amount, the "Deficiency Amount"). In addition, in connection with the calculation of Net Working Capital, Purchaser shall be entitled to conduct a physical inventory of Provant Media.

          (a) Following receipt of the Statement and the Adjustment Statement, Parent may review the same and, within 15 days after the date of such receipt, may deliver to Purchaser written notice setting forth its specific objections to the Statement or the Adjustment Statement and a written statement setting forth Parent's calculation of each line item on the Statement or the Adjustment Statement so disputed (the "Parent's Statement"). If Parent does not so object within such 15-day period, Parent will be deemed to have accepted and agreed to the Statement and the Adjustment Statement and such agreement will be final and binding. If Parent so objects within such 15-day period and delivers the Parent's Statement, Purchaser and Parent shall use their reasonable efforts to resolve by written agreement, within 15 days next following such 15-day period (the "Resolution Period"), any differences as to the Statement or the Adjustment Statement. If Purchaser and Parent so resolve all such differences, the Statement and the Adjustment Statement, as adjusted by the agreed adjustments, shall be final and binding as the "Conclusive Statement" and the "Conclusive Adjustment Statement", respectively, for purposes of this Section 1.12.

          (b) If Parent's objections are not resolved by agreed adjustments within the Resolution Period, then Purchaser and Parent shall, within 15 days following expiration of the Resolution Period, submit the objections that are then unresolved to Deloitte & Touche LLP or any other national independent accounting firm mutually acceptable to Purchaser and Parent, and such firm (the "Neutral Accounting Arbitrator") shall be directed by Purchaser and Parent to resolve only the unresolved objections (based solely on information provided to the Neutral Accounting Arbitrator by Purchaser and Parent) as promptly as reasonably practicable and to deliver written notice to each of Purchaser and Parent setting forth its resolution of the disputed matters (such notice to include a worksheet setting forth all material calculations used in arriving at such resolution). If either Parent or Purchaser fails to submit any information to the Neutral Accounting Arbitrator within the time determined by the Neutral Accounting Arbitrator, then the Neutral Accounting Arbitrator shall render a decision based solely on the evidence timely submitted to the Neutral Accounting Arbitrator by the other party. The Statement and the Adjustment Statement, after giving effect to any agreed adjustments and to the resolution of disputed matters by the Neutral Accounting Arbitrator, shall be final and binding as the "Conclusive Statement" and the "Conclusive Adjustment Statement", respectively, for purposes of this Section 1.12. The fees and expenses of the Neutral Accounting Arbitrator shall be allocated between Purchaser and Parent in the same proportion that the aggregate amount of the disputed items so submitted to the Neutral Accounting Arbitrator that is unsuccessfully disputed by each such party (as finally determined by the Neutral Accounting Arbitrator) bears to the total amount of such disputed items so submitted.

          (c) Each party hereto shall make available (promptly after the request therefor) to the other party and, if applicable, the Neutral Accounting Arbitrator, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Statement, the Adjustment Statement or any matters submitted to the Neutral Accounting Arbitrator, if applicable.

          1.13. Adjustment of Purchase Price. Promptly (but not later than two Business Days) after the date on which Purchaser and Parent agree to, or the Neutral Accounting Arbitrator delivers, the Conclusive Statement and the Conclusive Adjustment Statement:

          (a) if the Conclusive Adjustment Statement contains a Deficiency Amount, then the Purchase Price will be reduced by such Deficiency Amount and Sellers shall pay to Purchaser, by wire transfer of immediately available funds to the bank account or accounts specified by Purchaser, an amount in cash equal to the Deficiency Amount; or

          (b) if the Conclusive Adjustment Statement contains an Excess Amount, then the Purchase Price will be increased by such Excess Amount and Purchaser shall pay to Sellers, by wire transfer of immediately available funds to the bank account or accounts specified by Sellers, an amount in cash equal to the Excess Amount.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each Seller, jointly and severally, hereby represents and warrants to Purchaser, except as set forth in the relevant section of the Sellers Disclosure Schedule (as defined herein) as follows:

          2.1. Organization and Qualification; Subsidiaries.

          (a) Each Seller is a corporation duly organized, validly existing and in good standing under Delaware law and has all the requisite power and authority (corporate or otherwise), and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, waivers, qualifications, certificates, Orders and approvals (collectively, "Approvals") necessary to own, lease and operate the Transferred Assets and to carry on the Target Businesses as they are now being conducted, except where the failure to have such Approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the Transferred Assets owned, leased or operated by it or the nature of the Businesses makes such qualification or licensing necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Each Target Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority, and is in possession of all Approvals necessary to own, lease and operate its properties and assets and to carry on its applicable Business as it is now being conducted, except where the failure to have such power, authority and Approvals has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Target Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of the applicable Business makes such qualification or licensing necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) Except as set forth in Section 2.1(c) of the Sellers Disclosure Schedule, no Target Company owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Neither Seller has any branch office in Japan or any Japanese Subsidiaries. The gross sales of the Parent and its Affiliates in Japan for the last full fiscal year prior to the Closing Date were less than (Yen)1 billion.

          2.2. Certificate of Incorporation and Bylaws. Sellers have heretofore furnished to Purchaser a true and complete copy of each Target Company's Certificate of Incorporation and Bylaws or equivalent organizational documents, as amended or restated to the date hereof. Such Certificate of Incorporation and Bylaws and equivalent organizational documents of each Target Company are in full force and effect, and no other organizational documents are applicable to or binding upon the Target Companies.

          2.3. Capital Stock of Target Companies; No Subsidiaries.

          (a) The authorized capital of Performance Solutions consists of 1,000 shares, and as of the date hereof 100 shares were issued and outstanding. The authorized capital of Provant Media consists of 2,000,000 shares, and as of the date hereof 1,882,100 shares were issued and outstanding. The authorized capital shares of Provant Canada consists of unlimited shares, and as of the date hereof 100 shares were issued and outstanding. None of the issued or unissued shares of capital stock of the Target Companies are subject to, nor were they issued in violation of any, purchase option, call option, warrant, right of first refusal, preemptive right, subscription right or any right obligating any Target Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of any Target Company or any securities or instruments convertible into or exchangeable for any such shares of capital stock. Except as set forth above and in Section 2.3(a) of the Sellers Disclosure Schedule, no shares of voting or non-voting capital stock, other equity interests, or other voting securities of the Target Companies are authorized, issued, reserved for issuance or outstanding. The Shares constitute all of the issued and outstanding shares of capital stock of the Target Companies and are owned of record and beneficially solely by Star Mountain, in the case of Performance Solutions and Provant Media, and by Parent, in the case of Provant Canada, in all cases free and clear of any Encumbrances. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable, were issued in compliance with all applicable laws relating to the issuance of securities and were not issued in violation of or subject to any preemptive or other similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. As of the Closing Date and upon the consummation of the transactions contemplated by this Agreement, Sellers shall deliver or cause to be delivered to Purchaser or the Purchaser Designee good and valid legal and beneficial title to the Shares free and clear of all restrictions and Encumbrances.

          (b) On the Closing Date after the consummation of the transactions contemplated by this Agreement, the Target Companies will not have any Indebtedness other than as set forth in Section 2.3(b) of the Sellers Disclosure Schedule.

          (c) The minute books and records of each Target Company are current and contain correct and complete copies of the Charter, Bylaws or other constituent documents of such Target Company, including, without limitation, all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders or other equity holders and board of directors and all committees thereof, fully signed by the secretary or an assistant secretary, as applicable, and the stock and other record books of each Target Company are also current, correct and complete and reflect the issuance of all of the Shares, equity or other interests to the shareholders or other interest holders.

          2.4. The Business. The Transferred Assets include all of the assets used in each of the Target Businesses, and the consummation of the transactions contemplated by this Agreement shall enable Purchaser and its Affiliates to carry on each of the Target Businesses in the same manner as currently carried on, and all such assets are in good condition and repair (normal wear and tear excepted). Each applicable Seller owns, licenses or leases beneficially and of record, free and clear of all Encumbrances, and at the Closing Purchaser and/or the Purchaser Designee will, directly or indirectly, own, license or lease beneficially and of record, free and clear of all Encumbrances, all assets, properties, Intellectual Property and rights currently used or held for use in each of the applicable Target Businesses and all such assets and properties are in good condition and repair (normal wear and tear excepted) and are sufficient to support the conduct of each of the Target Businesses after the Closing in the manner in which such Target Businesses are currently conducted. Performance Solutions owns, licenses or leases, free and clear of all Encumbrances, all assets, properties, Intellectual Property, and rights currently used or held for use in each Performance Solutions Business (other than the assets and properties used in any Performance Solutions Business that are owned by either Seller and included in the Transferred Assets), and all such assets and properties (including those owned by either Seller and included in the Transferred Assets) are in good condition and repair (normal wear and tear excepted) and are sufficient to support the conduct of each Performance Solutions Business after Closing in the manner in which such Performance Solutions Business is currently conducted. Provant Media owns, licenses or leases, free and clear of all Encumbrances, all assets, properties, Intellectual Property, and rights currently used or held for use in the Provant Media Business (other than the assets and properties used in the Provant Media Business that are owned by either Seller and included in the Transferred Assets) and all such assets and properties (including those owned by either Seller and included in the Transferred Assets) are in good condition and repair (normal wear and tear excepted) and are sufficient to support the conduct of the Provant Media Business after Closing in the manner in which the Provant Media Business is currently conducted. Provant Canada owns, licenses or leases, free and clear of all Encumbrances, all assets, properties, Intellectual Property, and rights currently used or held for use in the Provant Canada Business (other than the assets and properties used in the Provant Canada Business that are owned by either Seller and included in the Transferred Assets) and all such assets and properties (including those owned by either Seller and included in the Transferred Assets) are in good condition and repair (normal wear and tear excepted) and are sufficient to support the conduct of the Provant Canada Business after Closing in the manner in which the Provant Canada Business is currently conducted.

          2.5. Authority; Enforceability. Each Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement, the performance of their obligations hereunder and the consummation by Sellers of the transactions contemplated hereby have been duly and validly authorized by all corporate action and no other corporate proceedings or shareholder action on the part of Sellers are necessary to authorize this Agreement or to consummate the transactions so contemplated herein. This Agreement has been duly and validly executed and delivered by each Seller and, assuming the due authorization, execution and delivery thereof by Purchaser, constitutes a legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms.

          2.6. No Conflict; Required Filings and Consents.

          (a) The execution and delivery by each Seller of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of any Seller or any Target Company, (ii) conflict with or violate any Law or Order in each case applicable to any Seller, any Target Company or any Business or by which its or any of their respective properties, rights or assets (including Intellectual Property) is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any Seller's, any Target Company's or any Business' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, penalties, increased obligations or fees or cancellation of, or result in the creation of an Encumbrance on any of the properties, rights or assets of any Seller, any Target Company or any Business pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which any Seller or any Target Company is a party or by which any Seller, any Target Company or any Business or its or any of their respective properties, rights or assets is bound or affected, or (iv) result in the creation of any Encumbrance on (x) the Shares, (y) the properties or assets of any Target Company or (z) the Transferred Assets and Assumed Liabilities, except
(A) as set forth in Section 2.6(a) of the Sellers Disclosure Schedule and (B) in the case of clause (ii), (iii) or (iv) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by Sellers of this Agreement do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, require any Seller to, except as set forth in
Section 2.6(b) of the Sellers Disclosure Schedule, obtain any Approval of any Person or require the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for where the failure to obtain such Approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          2.7. Material Agreements.

          (a) Section 2.7(a) of the Sellers Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of the following material Contracts with respect to each of the Target Businesses or their properties, rights or assets or to which any Target Company is a party or by which any of the Target Companies or their properties, rights or assets are bound or have any rights, or which form part of the Transferred Assets or Assumed Liabilities as of the date hereof (collectively, "Material Agreements"):

          (i) collective bargaining or any other Contract with a union (if any);

          (ii) Contracts involving annual revenues, expenditures or liabilities in excess of $75,000 per annum;

          (iii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and Contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $75,000;

          (iv)   Contracts required to be disclosed pursuant to Section 2.15;

          (v) joint venture or partnership agreements or material joint development, material distribution or similar material agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of any Target Company or any of the Businesses, or pursuant to which a Target Company or, with respect to any of the Businesses, Sellers or their Affiliates are entitled or obligated to develop or distribute any material products on behalf of any third party;

          (vi) Contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person that is material to a Target Company or any of the Businesses and under which a Seller or a Target Company has continuing material obligations;

          (vii)  Contracts concerning any material Company IP;

          (viii) Contracts involving the future issuance or repurchase of any capital stock of a Target Company;

          (ix) Contracts under which a Target Company or, with respect to any of the Businesses, Parent or its Affiliates has granted or received exclusive rights;

          (x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

          (xi) Contracts that are material to the business of a Target Company or any of the Businesses as conducted and as planned to be conducted as of the date hereof.

True and complete copies of all written Material Agreements, including all amendments and supplements thereto, have been delivered or been made available to Purchaser by Sellers. Section 2.7(a) of the Sellers Disclosure Schedule sets forth a true and complete list of all Contracts of the Sellers or the Target Companies that would purport to bind Purchaser or any of its Affiliates (other than the Target Companies) following the consummation of the transactions contemplated hereby except for Assumed Contracts.

          (b) Other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of a Target Company or a Seller, as the case may be, and, to the Knowledge of Sellers, of each other party thereto and is enforceable, in accordance with its terms, against such Target Company or Seller, as the case may be, and, to the Knowledge of Sellers, against each other party thereto, in each case except that the enforcement thereof may be limited by (A) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting creditors' rights generally, (B) general principles of equity (whether in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby. None of the Target Companies or Sellers is or is alleged to be and, to the Sellers' Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the Sellers' Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 2.7 and the disclosures made pursuant thereto will not be construed or utilized to expand, limit or define the terms "material" and "Material Adverse Effect" as otherwise referenced and used in this Agreement.

          2.8. Compliance; Permits.

          (a) Each of the Target Companies, and with respect to the Businesses, each of the Sellers, is in compliance with, and is not in default or violation of, (i) its Certificate of Incorporation and Bylaws or the equivalent organizational document, (ii) any Law or Order applicable to any of them or by which any of their respective assets, rights or properties are bound or affected and (iii) the terms of all notes, bonds, mortgages, indentures, Contracts, franchises and other instruments or obligations to which any of them are a party or by which any of them or any of their respective assets, rights or properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such failures of compliance, defaults and violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Target Companies, and with respect to the Businesses, Sellers, are in compliance with the terms of all Approvals except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 2.8(a) of the Sellers Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Target Companies nor with respect to the Businesses, any Seller has received notice of any revocation or modification of any Approval of any federal, state, local or foreign Governmental Authority that is material to the operation of any of the Businesses.

          (b) The Target Companies and, with respect to the Businesses, Sellers hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of each Business, as it is now being conducted (collectively, the "Governmental Permits"), except where the failure to hold such

Governmental Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Target Companies and, with respect to the Businesses, Sellers are in compliance with, and are not in default or violation of, the terms of the Governmental Permits, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       2.9. Financial Statements. Set forth in Section 2.9 of the Sellers Disclosure Schedule is a true and complete copy of the unaudited balance sheets of each of the Businesses as of June 30, 2002 (the "Reference Balance Sheets") and the related unaudited statements of income and cash flows for each of the Businesses for the year ended June 30, 2002, and the unaudited balance sheets of each of the Businesses as of September 30, 2002 and the related unaudited statements of income and cash flows for each of the Businesses for the three-month period ended September 30, 2002 (the "Businesses Financial Statements"). The Reference Balance Sheets and the Businesses Financial Statements (i) were prepared in accordance with the books of account and other financial records of the relevant Target Company or Seller, as the case may be,
(ii) present fairly the financial position and results of the relevant Businesses as of their respective dates and for their respective periods covered thereby, (iii) except as noted in Section 2.9 of the Sellers Disclosure Schedule, have been prepared in accordance with GAAP and on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iv) with respect to the Performance Solutions Businesses, the Provant Media Business and the Provant Canada Business, present fairly the financial position and results of Performance Solutions, Provant Media and Provant Canada, as the case may be, as of their respective dates and for their respective periods covered thereby.

       2.10. Absence of Certain Changes or Events.

       (a) Except as described in Section 2.10(a) of the Sellers Disclosure Schedule, since June 30, 2002, the Target Companies and, with respect to the Businesses, Sellers have conducted their businesses only in the ordinary and usual course and in a manner consistent with past practice, and, since such date, there has not been any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       (b) Except as described in Section 2.10(b) of the Sellers Disclosure Schedule, during the period from June 30, 2002 to the date hereof, there has not been any (i) change by any of the Target Companies or, with respect to the Businesses, any Seller in its accounting methods, principles or practices, any revaluation by any of the Target Companies or, with respect to the Businesses, any Seller of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, (ii) material damage, destruction or loss relating to any Target Company, any Business or the assets thereof (including the Transferred Assets), whether or not insured, (iii) liability created or incurred which Purchaser will assume under this Agreement other than liabilities created or incurred in the ordinary course of business and in amounts not unusual in respect of the ordinary course of business consistent with past practice and other than employees, officers and directors of the Sellers who are not also Business Employees or Target Business Employees, (iv) Encumbrance created on any material asset of a Target Company or any Transferred Asset, (v) increase in, or commitment or plan adopted or announced to increase, the wages, salaries, compensation, pension, retirement or other benefits or payments to any Business

Employee, Target Business Employee, or current or former director, officer, and employee of the Businesses (except in the ordinary course of business consistent with past practice and other than employees, officers and directors of the Sellers who are not also Business Employees or Target Business Employees), (vi) grant of any severance or termination pay to any Business Employee, Target Business Employee, or current or former director, officer or employee of the Businesses, (vii) loan or advance of money or other property to any Business Employee, Target Business Employee, or any current or former director, officer, or employee of the Businesses, (viii) establishment, adoption, entrance into, amendment, or termination of any Employee Plan or collective bargaining agreement, (ix) grant(s) of any equity or equity-based awards to any Business Employee, Target Business Employee, or current or former director, officer, or employee of the Businesses, other than in the ordinary course consistent with past practice, (x) rights of substantial value waived with respect to any Target Company, any Transferred Asset or any of the Businesses, and (xi) sale or transfer of any assets of a Target Company or any Transferred Assets other than dispositions of obsolete property in the ordinary course of business consistent with past practice.

       2.11. No Undisclosed Liabilities. None of the Target Companies and, with respect to the Businesses, neither of the Sellers has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in Section 2.11 of the Sellers Disclosure Schedule or (ii) that would not have, individually or in the aggregate, a Material Adverse Effect.

       2.12. Absence of Litigation. Except as described in Section 2.12 of the Sellers Disclosure Schedule, there is no Litigation pending on behalf of or against or, to the Knowledge of Sellers, threatened against any of the Target Companies, or, with respect to the Businesses, any Seller, or any of their respective properties or rights including any Transferred Asset, before or subject to any Court or Governmental Authority that if adversely determined would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Target Companies and, with respect to the Businesses, neither of the Sellers is subject to any outstanding Litigation or Order that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       2.13. Employee Benefit Plans.

       (a) Section 2.13(a) of the Sellers Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans (within the meaning of Sections 3(37) and 4001(a)(3) of ERISA), and all material stock option, stock purchase, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any Business Employee, Target Business Employee, director, former director, or current or former employee of the Businesses has any present or future right to benefits sponsored or maintained by Sellers or any member of their

"Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c),
(m) or (o) of the Code), or under which Sellers or any member of their Controlled Group has had or has any present or future liability principally related to the Businesses (collectively, all such plans, agreements, programs, policies and arrangements, the "Employee Plans"). For purposes of this Agreement, (i) "Business Employees" means all current employees and consultants of the Target Companies and (ii) "Target Business Employees" means the current employees and consultants of Sellers engaged in the Target Businesses to whom Purchaser shall offer employment in accordance with Section 5.4(a)(i).

       (b) Except as set forth in Section 2.13(b) of the Sellers Disclosure Schedule, no Employee Plan is maintained outside the jurisdiction of the United States or covers any employee residing or regularly working outside the United States (any such Employee Plan set forth in Section 2.13(b) of the Sellers Disclosure Schedule, the "Foreign Benefit Plans"). With respect to any Foreign Benefit Plans, (i) all Foreign Benefit Plans have been established, maintained and administered in compliance with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling governmental authority or instrumentality, (ii) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the Sellers, any Target Company, or entity in their Controlled Group, and (iii) no material liability or obligation of the Sellers, any Target Company, or entity in their Controlled Group exists with respect to such Foreign Benefit Plans that has not been disclosed on
Section 2.13(b) of the Sellers Disclosure Schedule.

       (c) Except as set forth in Section 2.13(c) of the Sellers Disclosure Schedule, with respect to each Employee Plan, Sellers have provided to Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof, and to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter issued by the Internal Revenue Service, if applicable, (iii) any summary plan description and other material written communications (or a description of any oral communications) by Sellers, any Target Company or any member of their Controlled Group relating to any commitment to provide benefits in connection with an Employee Plan, and (iv) for the three most recent years, (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

       (d) (i) Except as set forth in Section 2.13(d) of the Sellers Disclosure Schedule, (i) each Employee Plan has been established and administered in accordance in all material respects with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, (ii) each Employee Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified, has received a favorable determination letter as to its qualification, and to the Sellers' Knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification, (iii) with respect to each Employee Plan, no event has occurred and no condition exists that would subject Sellers or any Target Company, either directly or by reason of their affiliation with any member of their Controlled Group, to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations, (iv) for each Employee Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, and (v) no "reportable event" (as such term is defined in Section 4043 of ERISA) that could reasonably be expected to result in material liability, no "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Employee Plan.

       (e) Except as set forth in Section 2.13(e) of the Sellers Disclosure Schedule, (i) no Employee Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither of the Sellers, nor any Target Company or any member of their Controlled Group has ever partially or fully withdrawn from any such plan, and (ii) no Employee Plan is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) and neither of the Sellers, nor any Target Company or any member of their Controlled Group has at any time sponsored or contributed to, or has or had any liability or obligation in respect of, any multiemployer plan.

       (f) Except as set forth in Section 2.13(f) of the Sellers Disclosure Schedule, with respect to any Employee Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation ("PBGC") in respect of any Employee Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein, and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

       (g) Except as set forth in Section 2.13(g) of the Sellers Disclosure Schedule, no Employee Plan exists that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement shall, with respect to any Business Employee or Target Business Employee, result in the payment, vesting or acceleration of any benefit or entitle any Business Employee or Target Business Employee to severance benefits, termination indemnities, supplementary compensation or any similar payments that are reasonably expected to fail to be deductible as a result of the application of Section 280G of the Code.

       (h) Each Employee Plan that is a "group health plan" (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of
Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA Coverage"), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Except as disclosed in Section 2.13(h) of the Sellers Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates Sellers or any Target Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any Business Employee, Target Business Employee, or former employee of the Businesses following termination of employment with Sellers or any Target Company, other than COBRA Coverage.

       2.14. Employment and Labor Matters.

       (a) Section 2.14(a) of the Sellers Disclosure Schedule identifies all Business Employees and Target Business Employees and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 2.14(a) of the Sellers Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar Contracts of any nature (whether in writing or not) between either Seller, any Target Company, or any member of their Controlled Group and any Business Employee, Target Business Employee, current or former stockholder, officer, director, employee, consultant, labor organization of the Businesses or other representative of the Business Employees or Target Business Employees, nor is any such Contract presently being negotiated. Neither of the Sellers, nor any Target Company or any member of their Controlled Group is delinquent in payments to any Business Employee or Target Business Employee for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or Law. Except as set forth in Section 2.14(a) of the Sellers Disclosure Schedule, neither of the Sellers, nor any Target Company or any member of their Controlled Group is liable for any severance pay or other payments to any Business Employee or Target Business Employee arising from the termination of employment, nor will Sellers, any Target Company or any member of their Controlled Group have any liability under any Employee Plan, benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable Law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by Sellers, any Target Company or any member of their Controlled Group of any Business Employee or Target Business Employee on or prior to the Closing Date. None of the employment policies or practices relating to Business Employees or Target Business Employees is currently being audited or investigated by any Governmental Authority or Court. There is no pending or, to Sellers' Knowledge, threatened Litigation, unfair labor practice charge, or other charge, inquiry or investigation against Sellers, any Target Company or any member of their Controlled Group brought by or on behalf of any Business Employee, Target Business Employee, prospective employee, former employee, retiree, labor organization or other representative of the Businesses or other individual or any Governmental Authority with respect to employment practices brought by or before any Court or Governmental Authority that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

       (b) Except as set forth in Section 2.14(b) of the Sellers Disclosure Schedule, no Target Company, and with respect to the Businesses, no Seller is a party to any collective bargaining agreement or other labor union Contract applicable to Persons employed by such Target Company or such Seller nor to the Knowledge of Sellers are there any activities or proceedings of any labor union to organize any such employees of such Target Company or such Seller; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of any Target Company, or with respect to the Businesses, any Seller. Except as set forth in
Section 2.14(b) of the Sellers Disclosure Schedule, there are no grievances pending or, to Sellers' Knowledge, threatened, which, if adversely decided, could reasonably be expected to have a Material Adverse Effect. No Target Company, and with respect to the Businesses, no Seller is a party to, or otherwise bound by, any consent decree with, or citation or other Order by, any Governmental Authority relating to employees or employment practices. Each Target Company, and with respect to the Businesses, each Seller is in compliance in all material respects with all applicable Laws, Contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and all other notification and bargaining obligations arising under any collective bargaining agreement, by Law or otherwise. No Target Company and with respect to the Businesses, no Seller has effectuated a "plant closing" or "mass layoff" as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of such Target Company or Seller, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has any Target Company or any Seller planned or announced any such action or program for the future.

       2.15. Absence of Restrictions on Business Activities. Except as set forth in Section 2.15 of the Sellers Disclosure Schedule, there is no Contract or Order binding upon any of the Target Companies or, with respect to any Business, any Seller or any of their respective assets, rights or properties which has had or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any of the Target Companies or with respect to the Businesses, any Seller, or the conduct of business by any of the Target Companies or, with respect to the Businesses, any Seller as currently conducted or as proposed to be conducted by any of the Target Companies or, with respect to the Businesses, any Seller. Except as set forth in Section 2.15 of the Sellers Disclosure Schedule, none of the Target Companies, nor, with respect to the Businesses, any Seller, is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

       2.16. Government Contracts. None of the Target Companies nor, with respect to the Businesses, any Seller is (or during the last six years has been) performing under any contract, subcontract, grant, cooperative agreement, or any other form of agreement with any Governmental Authority, nor have any of them been awarded or a party to any contract, subcontract, grant, or cooperative agreement with any Governmental Authority during the last six years. None of the Target Companies or any Seller with respect to any of the Businesses is a party to or otherwise bound by any material contract that requires such Target Company or Seller to maintain a facility security clearance from a Governmental Authority.

       2.17. Title to Assets; Leases.

       (a) Except as described in Section 2.17(a) of the Sellers Disclosure Schedule, each of the Target Companies and, with respect to the Businesses, each Seller has good and marketable title to all of its owned real or personal properties and assets, a valid leasehold interest in its leased real or personal properties and assets, and good and marketable rights to its licensed properties and assets, free and clear of all Encumbrances, except for Encumbrances, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby.

       (b) Section 2.17(b) of the Sellers Disclosure Schedule contains a list of all of the real property and interests in real property owned by any of the Target Companies or, with respect to the Businesses, any Seller and all leases of real property to which any of the Target Companies or, with respect to the Businesses, any Seller has a continuing financial or other obligation or by which any of them holds a leasehold interest (collectively, "Real Property"). Except as set forth in

Section 2.17(b) of the Sellers Disclosure Schedule, (i) each Real Property lease to which any of the Target Companies or, with respect to the Businesses, any Seller is a party is in full force and effect in accordance with its terms, (ii) all rents and additional rents due to date from any of the Target Companies or, with respect to the Businesses, any Seller on each such lease have been paid,
(iii) none of the Target Companies and, with respect to the Businesses, neither of the Sellers has received notice that it is in material default thereunder and
(iv) there exists no default by any of the Target Companies or, with respect to the Businesses, any Seller under such lease. There are no leases, subleases, licenses, concessions or any other agreements or commitments to which any of the Target Companies or, with respect to the Businesses, any Seller is a party granting to any Person other than the Target Companies or, with respect to the Businesses, any Seller any right to possession, use, occupancy or enjoyment of any of the Real Property or any portion thereof.

       2.18. Taxes. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns. Except as set forth in Section 2.18 of the Sellers Disclosure Schedule:

       (a) All Tax Returns required to be filed by or on behalf of each Seller, the Target Companies and each affiliated, combined, consolidated or unitary group ("Consolidated Group") of which any of the Target Companies are members have been timely filed, and all such Tax Returns are true, complete and correct in all material respects.

       (b) All Taxes payable by or with respect to each Seller, the Target Companies and any Consolidated Groups of which the Target Companies are members (whether or not shown on any Tax Return) have been timely paid, and adequate reserves (other than a reserve for deferred Taxes established to reflect timing differences between book and Tax treatment) in accordance with GAAP are provided on the Reference Balance Sheets for any Taxes not yet due. All assessments for Taxes due and owing by or with respect to each Seller, the Target Companies and any Consolidated Groups of which the Target Companies are members with respect to completed and settled examinations or concluded litigation have been paid. None of the Sellers, the Target Companies nor any Consolidated Groups of which the Target Companies are members have incurred a Tax liability from the date of the Reference Balance Sheets other than a Tax liability in the ordinary course of business.

       (c) No action, suit, proceeding, investigation, claim or audit has formally commenced and no written notice has been given that such audit or other proceeding is pending or threatened with respect to either Seller, the Target Companies or Consolidated Groups of which the Target Companies are members of which any of the Target Companies has been a member in respect of any Taxes, and all deficiencies proposed as a result of such actions, suits, proceedings, investigations, claims or audits have been paid, reserved against or settled.

       (d) None of the Sellers nor the Target Companies has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to Sellers and the Target Companies has been granted or requested which has not since expired.

       (e) The Target Companies are not and have never been (nor do the Target Companies have any liability for unpaid Taxes because they once were) members of a Consolidated Group (other than the Consolidated Group the common parent of which is Parent), and neither of the Target Companies are a party to any Tax allocation or sharing agreement or are liable for the Taxes of any other person under Treasury Regulations (S)1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by Contract, or otherwise.

       (f) The Target Companies have not made any payments, are not obligated to make any payments, and are not parties to any agreements that under any circumstances could obligate either of them to make any payments, that will not be deductible under Section 280G of the Code.

       (g) The Target Companies have not been United States real property holding corporations within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

       (h) Neither of the Target Companies has made an election under Section 341(f) of the Code.

       (i) Neither of the Target Companies will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date.

       2.19. Environmental Matters.

       (a) Except as described on Section 2.19 of the Sellers Disclosure Schedule, and except as have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Target Companies and, with respect to the Businesses, Sellers comply and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws, and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no Materials of Environmental Concern or other conditions at any property owned, operated, or otherwise used by any Target Company or any Seller now or in the past, or at any other location (including, without limitation, any facility to which Materials of Environmental Concern from the Target Companies or, with respect to the Businesses, any Seller have been disposed of), that are in circumstances that could reasonably be expected to give rise to any liability of the Target Companies or, with respect to the Businesses, Sellers, or result in costs to the

Target Companies or, with respect to the Businesses, Sellers arising out of any Environmental Law; (iii) no Litigation (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which any Target Company or, with respect to the Businesses, any Seller is, or to Sellers' Knowledge will be, named as a party, or affecting their business, is pending or, to Sellers' Knowledge, threatened; nor is any Target Company or, with respect to the Businesses, any Seller the subject of any investigation or the recipient of any request for information in connection with any such Litigation or potential Litigation; (iv) there are no Orders or agreements under any Environmental Law or with respect to any Materials of Environmental Concern to which any Target Company or, with respect to the Businesses, any Seller is a party or affecting their business; (v) to Sellers' Knowledge, there are no events, conditions, circumstances, practices, plans, or any legal requirements (in effect or reasonably anticipated), that could be expected to prevent any Target Company or, with respect to the Businesses, any Seller from, or materially increase the burden on any Target Company or, with respect to the Businesses, any Seller of: (A) complying with applicable Environmental Laws, or (B) obtaining, renewing, or complying with all Environmental Permits; and (vi) to Sellers' Knowledge, each of the foregoing representations and warranties is true and correct with respect to any entity for which any Target Company or, with respect to the Businesses, any Seller has assumed or retained liability, whether by Contract or operation of Law.

         (b) Sellers have furnished to Purchaser true and complete copies of all Environmental Reports in the possession or control of any Target Company or, with respect to the Businesses, any Seller.

         (c) For purposes of this Agreement, the terms below are defined as follows:

         "Environmental Laws" shall mean any and all Laws, Orders, guidelines, codes, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

         "Environmental Permits" shall mean any and all permits, licenses, registrations, notifications, exemptions and any other Approvals required of Sellers under any Environmental Law.

         "Environmental Report" shall mean any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Parent or any entity for which it may be liable or any of its Subsidiaries.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         2.20. Intellectual Property.

         (a) Section 2.20(a) of the Sellers Disclosure Schedule sets forth, with respect to the Transferred IP and all other Intellectual Property owned, held or used in connection with the conduct of each Business (the "Company IP"), all material registrations, certifications, and patents and all applications therefor (including applicable jurisdictions, ownership information, registration or application numbers and dates issued or filed). Notwithstanding the foregoing, Seller shall use reasonable efforts to schedule all registrations, certifications, and patents and all applications therefor, related to the Company IP.

         (b) Except as disclosed in Section 2.20(b) of the Sellers Disclosure Schedule, all material registrations, certifications, and patents and all applications therefor related to the Company IP are currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees), to the Sellers' Knowledge, are valid and enforceable, and are not subject to any filings, fees or other actions falling due within 90 days after the Closing Date.

         (c) Except as set forth in Section 2.20(c) of the Sellers Disclosure Schedule, the Target Companies or, with respect to the Businesses, Sellers own or have the valid right to use all of the material Intellectual Property used in, or necessary for, the conduct of the Businesses as currently conducted free of all Encumbrances except for royalties, honoraria and other fees described in the next sentence. No royalties, honoraria or other fees are payable by the Target Companies or, with respect to the Businesses, Sellers to any third parties for the right to use any Company IP, except to the extent set forth in the Business Financial Statements or as set forth in Section 2.20(c) of the Sellers Disclosure Schedule.

         (d) Except as disclosed in Section 2.20(d) of the Sellers Disclosure Schedule, (i) to the Sellers' Knowledge, the conduct of the Businesses as currently conducted or planned to be conducted, and their use of the Company IP, does not infringe, impair, violate or conflict with ("Infringe") any Intellectual Property of any Person, and the Company IP is not being Infringed by any Person; and (ii) there is no Litigation or Order pending or outstanding, to the Sellers' Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Company IP, and, to the Sellers' Knowledge, there is no valid basis for the same.

         (e) The Target Companies and, with respect to the Businesses, Sellers exclusively own all of the Company IP that they purport to own, free of any adverse ownership interests or claims (including from any current or former employees, contractors or agents). Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Target Companies and, with respect to the Businesses, Sellers take all reasonable steps to maintain, police and protect the material Company IP, including, without limitation (i) executing all appropriate confidentiality agreements with all employees and all other Persons with access to their trade secrets or confidential information and preventing disclosure of same absent such an agreement; and (ii) executing all appropriate assignments from all Persons who have contributed to the creation of development of Company IP owned by the Target Companies and Sellers of all Intellectual Property therein.

          (f) Except as would not have, individually or in the aggregate, a Material Adverse Effect, no party to a Contract related to any material Company IP is, or is alleged to be, in breach or default thereunder. The transactions contemplated by this Agreement shall in no way impair or limit the rights of the Businesses, or cause any payments to be due, with respect to any material Company IP.

          2.21. Security. Each of the Target Companies and, with respect to the Businesses, each Seller has taken and take all reasonable actions to maintain, protect and police the integrity and security of their computer systems, servers and other computer, Internet and electronic assets and equipment, and all information contained therein and/or transmitted thereby ("Systems"), including the protection and policing against all unauthorized use of, access to, or "hacking" into the Systems, or the introduction into the Systems of viruses or other unauthorized, damaging or corrupting elements, except as would not have, individually or in the aggregate, a Material Adverse Effect.

          2.22. Insurance. Section 2.22 of the Sellers Disclosure Schedule sets forth a true and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, rights, operations, employees, officers and directors of each of the Target Companies and, with respect to the Businesses, each Seller. There is no claim by any of the Target Companies or, with respect to the Businesses, any Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and each of the Target Companies and, with respect to the Businesses, each Seller is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and each of the Target Companies and, with respect to the Businesses, each Seller shall maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Businesses and reasonable in light of the assets of each of the Target Companies and Sellers. To Sellers' Knowledge, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

          2.23. Brokers. No broker, financial advisor, finder or investment banker or other Person is entitled to any broker's, financial advisor's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Target Companies or any Seller, except for Jeffries & Co. (the "Seller Financial Advisor"), the fees and expenses of which will be paid by Sellers. Section 2.23 of the Sellers Disclosure Schedule sets forth, and Sellers have heretofore furnished to Purchaser a true and complete copy of, all agreements between Parent and the Seller Financial Advisor pursuant to which such Person would be entitled to any payment relating to the transactions contemplated hereunder.

          2.24. Certain Business Practices. None of the Target Companies, neither of the Sellers and no director, officer, employee or agent of any of the Target Companies or any Seller has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          2.25. Interested Party Transactions. Except as disclosed in Section
2.25 of the Sellers Disclosure Schedule, there is no existing Contract, transaction, indebtedness or other arrangement, or any related series thereof, between any of the Target Companies, on the one hand, and any Seller or any of the current directors or officers of any Target Company or any Seller, on the other (except for (i) amounts due as normal salaries, bonuses and benefits and in reimbursement of ordinary expenses and (ii) contracts or other arrangements with such officers or directors that are otherwise listed in the Sellers Disclosure Schedule).

          2.26. Opinion of Financial Advisor. The board of directors of Parent has received the written opinion of the Seller Financial Advisor to the effect that, in its opinion, as of the date hereof, the transactions contemplated hereby are fair to Parent from a financial point of view, and Parent has provided copies of such opinion to Purchaser.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Sellers as follows:

          3.1. Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Japan. Purchaser has all the requisite power and authority (corporate or otherwise), and is in possession of all Approvals necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to have such Approvals would not reasonably be expected to have a Material Adverse Effect. Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.2. Authority; Enforceability. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement, the performance of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated herein. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof by Sellers, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          3.3. No Conflict; Required Filings and Consents.

          (a) The execution and delivery by Purchaser of this Agreement do not, and the performance of this Agreement by Purchaser will not, (i) conflict with or violate the Articles of Incorporation, Regulations of the Board of Directors or Sharehandling Regulations of Purchaser, or (ii) conflict with or violate any Law or Order in each case applicable to Purchaser or by which its properties, rights or assets are bound or affected, (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, increased obligations or fees or cancellation of or result in the creation of an Encumbrance on any of the properties, rights or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, Contract, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or its or any of its respective properties, rights or assets is bound or affected, except in the case of clauses
(ii) and (iii) above, for any such conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of this Agreement will not, require Purchaser to obtain the Approval of, observe any waiting period imposed by, or make any filing with or notification to, any Governmental Authority, domestic or foreign, except for (A) the filing of a report under the Foreign Exchange and Foreign Trade Law of Japan or (B) where the failure to obtain such Approvals, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4. Financing. Purchaser or the Purchaser Designee has and shall have at Closing sufficient cash in immediately available funds to pay the Estimated Purchase Price required to be paid pursuant to Article I hereof and to consummate the transactions contemplated hereby.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE CLOSING

          4.1. Conduct of Business Pending the Closing. Each Seller covenants and agrees that, between the date hereof and the Closing Date, except as expressly required or permitted by this Agreement or unless Purchaser shall otherwise agree in writing in advance, (i) Sellers shall cause each of the Target Companies to conduct and shall conduct the Businesses only in, and (ii) shall not permit any of the Target Companies to and shall not, take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws. Each Seller shall use its commercially reasonable efforts to preserve substantially intact the business organization and assets of each of the Target Companies and the Businesses (including the Transferred Assets), to keep available the services of the present officers, employees and consultants of each of the Target Companies and the Businesses, to maintain in effect the Material Agreements and to preserve the present material relationships of each of the Target Companies and the Businesses with customers, licensees, suppliers, subcontractors and other Persons with which each of the Target Companies or the Businesses have business relations. By way of amplification and not limitation, except to the extent expressly permitted or contemplated by this Agreement and except as disclosed on Section 4.1 of the Sellers Disclosure Schedule, none of the Target Companies nor, with respect to the Businesses, Sellers shall, between the date hereof and the Closing Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Purchaser:

          (a) amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of any of the Target Companies or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure of any of the Target Companies;

          (b) issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or authorize the issuance, grant, sale, transfer, deliverance, pledge, promise, disposition or encumbrance of, or alter or modify the terms of rights or obligations under any shares of capital stock of any class (common or preferred), or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock or any other ownership interest or stock-based rights of any of the Target Companies;

          (c) declare, set aside for payment or pay any dividend or other distribution (whether in stock or property or any combination thereof), other than in cash, in respect of any of the Target Companies' capital stock; split, combine, subdivide or reclassify any of the Target Companies' capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Target Companies' capital stock; or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of the Target Companies' securities;

          (d) sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber or otherwise dispose of (in whole or in part), or create, incur, assume or subject any Encumbrance on any of the assets of any of the Target Companies or any of the Transferred Assets, except for dispositions of assets in the ordinary course of business and in a manner consistent with past practice and except for licenses to use Company IP granted in the ordinary course of business and consistent with past practice;

          (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any corporation, limited liability company, partnership, joint venture, trust or other entity or any business organization or division thereof; cause any of the Target Companies to incur any indebtedness for borrowed money (other than under Parent's Credit Agreement which obligations will be released at the Closing with respect to the Target Companies and the Transferred Assets) or issue any debt securities or any warrants or rights to acquire any debt security or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances, capital contributions or enter into any financial commitments; or authorize or make any capital expenditures which are, in the aggregate, in excess of $100,000 taken as a whole for any of the Target Companies and, with respect to the Businesses, any Seller;

          (f) (i) hire or terminate any Business Employee or Target Business Employee (except in the ordinary course of business and consistent with past practice), (ii) increase the compensation or fringe benefits (including, without limitation, bonus) payable or to become payable to any Business Employee, Target Business Employee, or current or former director, officer, or employee of the Businesses (except for increases in salary or wages, in the ordinary course of business consistent with past practice or the payment of accrued or earned but unpaid bonuses), (iii) grant any severance or termination pay to any Business Employee, Target Business Employee, or present or former director, officer or employee of the Businesses, (iv) loan or advance any money or other asset or property to any Business Employee, Target Business Employee, or current or former director, officer or employee of the Businesses (other than business expense reimbursements in the ordinary course of business consistent with past practice pursuant to the expense reimbursement policy of either Seller or any Target Company), (v) establish, adopt, enter into, amend or terminate any Employee Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Employee Plan if it were in existence as of the date of this Agreement, (vi) grant any equity or equity-based awards, other than those related to equity of Parent in the ordinary course consistent with past practice, or (vii) allow for the commencement of any new offering periods under any employee stock purchase plans;

          (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by a change in GAAP after the date hereof;

          (h) (i) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 2.7 of the Sellers Disclosure Schedule; (ii) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder; (iii) enter into or extend any lease with respect to Real Property with any third party; (iv) modify, amend or transfer in any material respect or terminate any license agreement, standstill or confidentiality agreement with any third party, or waive, release or assign any rights or claims thereto or thereunder; or (v) enter into, modify or amend any Contract to provide exclusive rights or obligations;

          (i) make or change or cause the Target Companies to make or change any Tax election, file any amended Tax Return, or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

          (j) pay, discharge, satisfy or settle any Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation such actions would not: (A) impose any injunctive or similar Order on any of the Target Companies or with respect to the Businesses, any Seller, or restrict in any way any of the Target Companies, any of the Businesses or any of the Transferred Assets or (B) exceed $75,000 in cost or value to any of the Target Companies or, with respect to the Businesses, any Seller;

          (k) pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except (i) in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $200,000 in the aggregate or (ii) in accordance with their terms as in effect as of the date hereof;

         (l) engage in, enter into or amend any Contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of any of the Target Companies or, in connection with the Businesses, Sellers, or any of their respective Affiliates or family members including any Contract, transaction, Indebtedness or other arrangement with any Affiliate or any other person covered under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, that would be required to be described under such
     Item 404, except for (i) amounts due as normal salaries, bonuses and benefits and in reimbursement of ordinary expenses and (ii) those items existing as of the date hereof and listed in Section 4.1(l) of the Sellers Disclosure Schedule;

         (m) fail to maintain in full force and effect all self-insurance and insurance, as the case may be, currently in effect;

         (n) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into or amend any Contract or arrangement to do any of the foregoing; or

         (o) other than in the ordinary course of business, based upon reasonable business judgment, fail to protect, maintain, police or enforce any material Company IP.

         4.2. No Shop. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Sellers shall not, nor shall they permit any of their Affiliates (including the Target Companies) to, nor shall they authorize or permit any of their respective stockholders, directors, officers, employees, representatives or agents (collectively, the "Seller Representatives"), to directly or indirectly, (i) solicit, facilitate, initiate, encourage or take any action to solicit, facilitate, initiate or encourage, any inquiries or communications or the making of any proposal or offer that constitutes or may reasonably be expected to result in an Acquisition Proposal or (ii) participate or engage in any discussions or negotiations with, or provide any information to or take any other action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which might reasonably be expected to result in an Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer from any person (other than Purchaser or any of its Affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving any Seller or any Target Company or the issuance or acquisition of shares of capital stock or other equity securities of any Target Company or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of any Seller or any Target Company, or the sale, lease, exchange, license (whether exclusive or not), or other disposition of any portion of any Business or any Transferred Asset or of the business or other assets of any Seller relating to any Business or of any Target Company, or any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby. Notwithstanding the above, the term "Acquisition

Proposal" shall not include any inquiry, proposal or offer for any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination relating solely to any of the businesses of the Sellers other than the Businesses the consummation of which would not reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement. Sellers shall immediately cease and cause to be terminated, and shall cause their Affiliates and all Seller Representatives to immediately terminate and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. Sellers shall promptly notify each Seller Representative of its obligations under this Section
4.2. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth above by any Affiliate of a Seller or any Seller Representative, whether or not such Person is purporting to act on behalf of any Seller, shall be deemed to be a breach of this Section 4.2 by Sellers.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          5.1. Access to Information; Confidentiality.

          (a) Upon reasonable notice, Sellers and each of the Target Companies shall afford to the officers, employees, accountants, counsel and other representatives and agents of Purchaser (collectively the "Purchaser Representatives"), reasonable access, during the period prior to the Closing Date, to all its properties, books, Contracts, commitments, records and personnel and, during such period, each Seller and each Target Company shall furnish promptly to the Purchaser Representative all information concerning each Business and their respective properties, books, Contracts, commitments, records and personnel (in the case of Sellers, with respect to the Businesses) as Purchaser may reasonably request. Each of the Sellers and the Target Companies shall make available to Purchaser the appropriate individuals for discussion of the Businesses and their properties and personnel (in the case of Sellers, with respect to the Businesses) as Purchaser or the Purchaser Representatives may reasonably request. No investigation pursuant to this Section 5.1(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          (b) Purchaser shall keep all non-public information obtained pursuant to Section 5.1(a) confidential in accordance with the terms of the Confidentiality Agreement, dated August 20, 2002 (the "Confidentiality Agreement"), between Parent and Purchaser. Anything contained in the Confidentiality Agreement to the contrary notwithstanding, Parent and Purchaser hereby agree that each such party may issue press release(s) or make other public announcements in accordance with Section 5.6.

          (c) Sellers acknowledge that certain of the information relating to the Businesses and the Target Companies is confidential and that such information is a special, valuable and major asset of the Businesses and the Target Companies, and that wrongful use or disclosure of any such confidential information would cause the Businesses and the Target Companies immediate and irreparable harm. Without the prior written consent of Purchaser, for a period of two years after the Closing, each Seller agrees that it will not, and will not permit its current agents, representatives, employees, officers and directors to, disclose to others or use for Sellers' own benefit or purposes or the benefit or purposes of any other Person other than Purchaser or its Affiliates, directly or indirectly, from and after the Closing Date, any confidential information relating to the Businesses or any Target Company including trade secrets and business "know-how," or other confidential information relating to customers, costs, marketing, investment, sales activities, promotion, or plans for the Businesses generally, as well as all analyses, compilations, data bases, studies or other documents prepared by any Sellers or any of such Seller's employees, officers or directors containing or based in whole or in part on such information, except as may be necessary to avoid a violation of law. If any Seller or any of such Seller's agents, representatives, Affiliates, employees, officers or directors becomes legally compelled to disclose any such information, each Seller agrees that it will, to the extent practicable, and shall use its commercially reasonable efforts to cause such agent, representative, employee, officer or director to, provide Purchaser with prompt written notice of such requirement so that Purchaser or its relevant Affiliate may seek a protective order or other remedy or waive compliance with this Section 5.1(c). If such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.1(c), each Seller agrees that it will, to the extent practicable, use its reasonable best efforts to cause its agents, representatives, employees, officers or directors to, furnish only such portion of such confidential information which is legally required to be provided and exercise reasonable best efforts to obtain assurances that confidential treatment will be accorded such information.

          (d) The obligation of Sellers to treat such information relating to the Businesses and the Target Companies in confidence shall not apply to any information which Sellers demonstrate (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by any Seller or its representatives, (ii) was available to a Seller or its representatives on a nonconfidential basis prior to its disclosure by such Seller or any of its representatives or becomes available to such Seller on a nonconfidential basis, in each case from a source other than Purchaser or any of its Affiliates or any of their representatives, which source was not itself bound by a confidentiality agreement with Purchaser, Parent or any of their respective Affiliates or any of their representatives and had not received such information, directly or indirectly, from a Person so bound, (iii) is required to be disclosed in order that such Seller not commit a violation of law, (iv) required for financial and tax reporting or (v) necessary for transition services pursuant to the Transition Services Agreement.

          (e) Purchaser shall, and shall cause the Purchaser Designees to, provide to Sellers all financial information and access to the books and records of the Target Companies and the Businesses reasonably requested by Parent or its auditors in connection with the preparation of Sellers' financial statements and reviews and audits thereof for periods ending on or before the Closing Date.

          5.2. Taxes.

          (a) Parent shall include the income of the Target Companies on the Parent's consolidated, combined and unitary income Tax Returns for all periods through the Closing Date and pay any Taxes attributable to such income. All such Tax Returns shall be prepared and filed in the same states wherein Parent has previously filed such Tax Returns in a manner consistent with prior practice, except as required by a change in applicable law. In addition, Parent shall file all other Tax Returns of the Target Companies for periods ending on or before the Closing Date and pay any Taxes shown on such Tax Returns. Parent shall provide copies of all such Tax Returns (whether combined, separate or otherwise) to Purchaser 10 Business Days prior to filing, and Parent shall make any reasonable changes to such Tax Returns requested by Purchaser to the extent such Tax Returns could adversely affect Purchaser, the Target Companies or any other Affiliate of Purchaser in a post-Closing period or a portion thereof. Purchaser shall cause the Target Companies to file income Tax Returns of the Target Companies for all periods other than periods ending on or before the Closing Date.

          (b) Parent shall allow the Target Companies to participate in any Tax audit or proceeding relating to Parent's consolidated, combined or unitary Tax Returns to the extent such returns relate to the Target Companies. Parent shall not settle any such audit or claim in a manner which would adversely affect the Target Companies after the Closing Date without the prior written consent of Purchaser, which consent shall not unreasonably be withheld. With respect to any Tax audit or proceeding relating to Tax Returns of the Target Companies other than combined, consolidated or unitary Tax Returns, Parent shall have the right to represent the Target Companies' interests in audits or proceedings relating to periods ending prior to the Closing Date; provided that Parent shall not settle any such audit or proceeding without the written consent of Purchaser. Purchaser shall control all other Tax audits and proceedings of the Target Companies.

          (c) Any Tax sharing, Tax allocation or similar contract to which the Target Companies are party will be cancelled prior to the Closing Date.

          (d) Sellers shall be responsible for, shall pay or cause to be paid, and shall indemnify and hold harmless the Purchaser from and against any and all Taxes for or in respect of the following: (i) any and all Taxes with respect to any taxable period or a portion thereof, of Sellers and the Target Companies ending on or before the Closing Date, (ii) with respect to any and all Taxes of a Consolidated Group of which the Target Companies are or have been a member on or prior to the Closing Date by reason of the liability of the Target Companies pursuant to Treasury Regulation Section 1.1502-6(a) (or any analogous or similar state, local or foreign law or regulation), as a transferee or successor, or by contract or otherwise, or (iii) any payments required to be made after the Closing Date under any Tax sharing, Tax indemnity, Tax allocation or similar contracts (whether or not written) to which Sellers or the Target Companies was obligated, or was a party, on or prior to the Closing Date.

          (e) Parent and Seller shall be responsible for the timely payment of, and to such extent shall indemnify and hold harmless Purchaser and the Target Companies against, all sales (including bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer and other similar Taxes and fees ("Transfer Costs") arising out of or in connection with this Agreement.

          (f) Taxes attributable to the taxable period beginning on or before and ending after the Closing Date shall be apportioned to the period ending on the Closing Date and to the period beginning on the day after the Closing Date by means of a closing of the books and records of the applicable entity as of the close of business on the Closing Date and, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days unless such Tax is transaction based (such as sales, transfer and other similar taxes) in which case such Tax shall be apportioned to the period in which the related transaction occurred/occurs.

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

          (g) Purchaser and Sellers agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets, Target Businesses or the Target Companies as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Sellers and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Transferred Assets, Target Businesses or the Target Companies and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 5.2.

          5.3. Reasonable Best Efforts; Further Assurances.

          (a) Each Seller and Purchaser agree to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement and permit Purchaser, following the consummation of the transactions contemplated by this Agreement, to continue to conduct any part of the Businesses previously conducted, including all of the following: (i) seeking to obtain prior to the Closing Date all licenses, certificates, permits, approvals, consents, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated hereby; (ii) seeking to obtain all necessary or appropriate consents of third parties; (iii) seeking to effect all necessary registrations and other filings and submissions of information requested by Governmental Authorities in connection with this Agreement and the transactions contemplated hereby; (iv) seeking to take such actions and execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time; and (v) seeking to take such actions as are necessary to satisfy the conditions to Closing; provided, however, that such action shall not include any requirement to expend any significant amounts of money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party; and provided, further, that Purchaser shall not be obligated hereunder to divest (x) any portion of the Businesses or (y) any of its assets owned prior to the Closing Date. The proviso that the parties not be required to expend any significant amounts of money shall not be construed so as to limit the parties' responses to requests by Governmental Authorities for additional information or documentary material. Parent and Purchaser shall cooperate fully with each other to the extent reasonable in connection with the foregoing.

          (b) The parties hereto shall use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. In furtherance of the foregoing, Purchaser shall use its reasonable best efforts to assist Sellers in satisfying the condition set forth in Section 6.2(c), including reasonably responding to Sellers' requests in connection with its efforts to retain the employees identified in Section 6.2(c) of the Sellers Disclosure Schedule and to satisfy such condition; provided, however, that Purchaser shall not be obligated to pay or promise any monies or additional compensation pursuant to this sentence.

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

         5.4. Employee Benefits.

         (a) (i) The parties hereto intend that there shall be continuity of employment with respect to all Target Business Employees to whom Purchaser offers employment. Purchaser shall offer employment to all Target Business Employees, except those Target Business Employees set forth in Section 5.4(a)(i) of the Purchaser Disclosure Schedule. All Target Business Employees who accept Purchaser's offer of employment and commence employment with the Purchaser shall be referred to as "Transferred Employees," and the date on or after the Closing Date on which any such Target Business Employee commences such employment shall be deemed the "Employee Transfer Date."

                 (ii) Notwithstanding anything set forth in clause (i), with respect to any Target Business Employee to whom Purchaser does not offer employment, or to whom an offer has been made by Purchaser and declined, Seller shall retain all liabilities associated with such Target Business Employee (including, without limitation, any severance payments).

         (b) As of the Closing Date, Purchaser shall offer to enter into employment arrangements with Transferred Employees ("Purchaser Employment Arrangements") set forth in Section 5.4(b) of the Purchaser Disclosure Schedule. Purchaser Employment Arrangements shall be substantially similar to the Employment Contracts maintained by Seller for the benefit of such Transferred Employees immediately prior to the Closing Date. Purchaser Employment Arrangements replacing Employment Contracts providing for severance from Sellers shall contain a release of Sellers by such Transferred Employees from all severance liabilities under such Employment Contracts which may arise after the Closing Date.

         (c) As of the Closing Date, Purchaser shall use reasonable efforts to enter into severance benefit agreements with the individuals listed in Section 5.4(c) of the Purchaser Disclosure Schedule ("Purchaser Severance Arrangements"). Purchaser Severance Arrangements shall be substantially similar to severance benefit agreements maintained by Parent for the benefit of such individuals. Purchaser Severance Arrangements shall contain a release of Sellers by such individuals from all severance liabilities which may arise after the Closing Date. If any of the individuals listed in Section 5.4(c) of the Purchaser Disclosure Schedule is terminated after the Closing Date and by reason of such termination Parent is required to pay severance, then Purchaser shall reimburse Parent for the amount of severance paid.

         (d) Subject to the provisions of this Section 5.4, for one (1) year following the Closing Date, Purchaser shall provide employee benefits, plans, arrangements, programs and policies (excluding any equity-based plans) to employees who continue to be employed during such period by the Purchaser (such Business Employees and Transferred Employees, collectively, the "Purchaser Employees") that are comparable, in the aggregate (excluding any equity-based plans), to such benefits, plans, arrangements, programs and policies (excluding any equity-based plans) that are provided to the Purchaser Employees immediately prior to the Closing Date; provided, however, that nothing herein shall be construed to (i) require the continuation of any particular benefit, plan, arrangement, program or policy (ii) prevent Purchaser from making any change thereto that it determines, or (iii) guarantee continued employment to any Transferred Employees.

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

         (e) Except as otherwise specifically provided in this Agreement, for the avoidance of doubt, Sellers shall remain responsible and liable for all liabilities and obligations (including, without limitation, severance) which relate to, result from, or arise with respect to (i) the participation of Purchaser Employees under Employee Plans, whether incurred before, on, or after the Closing Date, (ii) the employment (or termination of employment) of Target Business Employees prior to the Employee Transfer Date, (iii) Target Business Employees who fail to become Transferred Employees, and (iv) all employees of each Seller, any Target Company, or any member of their Controlled Group, who are not Purchaser Employees, whether incurred before, on, or after the Closing Date.

         (f) Effective as of the Closing Date, Purchaser Employees shall cease making contributions in the Parent 401(k) Savings and Retirement Plan (the "Parent 401(k) Plan"), and Purchaser Employees who are participants in the Parent 401(k) Plan shall become fully vested in their account balances as of the Closing Date. Seller and Parent shall make best efforts to cause the trustee of the trust under the Parent 401(k) Plan to permit distributions from the Parent 401(k) Plan to Purchaser Employees in accordance with and subject to the provisions of Section 401(k)(2)(B)(i) of the Code. Purchaser Employees shall have the option to maintain their account balances under the Parent 401(k) Plan or to make an elective rollover of the balance of their account, including, if applicable, any notes evidencing loans thereunder, if so permitted, to a 401(k) plan established by Purchaser or Purchaser Designee, to be established as soon as practicable after the Closing Date (the "Purchaser 401(k) Plan") or to an Individual Retirement Account ("IRA") in accordance with and to the extent permitted by Treasury Regulations 1.401(k)-1(d)(4) and 1.411(d)(4) Q&A 3(b) and the provisions of the Purchaser 401(k) Plan; provided, however, that nothing herein shall require Seller and/or Parent to maintain the Parent 401(k) Plan beyond the COBRA Maintenance Period (as defined in Section 5.4(f)). Any such distribution shall be in cash, except that with respect to distributions to be rolled over into the Purchaser 401(k) Plan, such distributions may also include notes evidencing loans. Sellers shall provide (or cause to be provided) Purchaser with all records and information as may be necessary or appropriate to carry out their respective obligations under this Section 5.4(f), including, in connection with the elective transfer of notes representing plan loans to participants, the assignment of such notes, and the provision by Parent of amortization schedules and other documents relating thereto. Prior to the Closing Date, Sellers shall cause the Parent 401(k) Plan to be amended, if necessary, to permit such distribution of account balances, including loan balances, to Purchaser Employees, in connection with the transactions pursuant to this Agreement.

         (g) (i) As of the Closing Date, Sellers shall allow Purchaser Employees (and their respective dependents) to continue to participate in the same medical, dental, vision and flexible benefit programs (provided such programs are subject to the COBRA Coverage requirements) in which Purchaser Employees participated immediately prior to the Closing Date (the "Parent Plans") in accordance with the COBRA Coverage requirements. As soon as practicable after the Closing Date, but in no event later than ninety (90) days following the Closing Date, Purchaser shall establish Purchaser Welfare Plans (as hereinafter defined) for the benefit of Purchaser Employees (and their respective dependents). For the period commencing on the Closing Date and ending ninety
(90) days thereafter (such period, the "COBRA Maintenance Period"), Seller shall not terminate Parent Plans, but shall in no event be required to maintain Parent Plans beyond the COBRA Maintenance Period. As soon as Purchaser offers coverage under comparable programs which it shall establish for the benefit of Purchaser Employees (and their respective dependents) (the "Purchaser Welfare Plans"), Parent Plan Reimbursement shall cease.

             (ii) To reimburse Parent for the costs associated with Purchaser Employees (and their respective dependents) continuing to participate in Parent Plans, Purchaser shall pay to Parent an amount equal to the cost to Sellers associated with such plans and such continued participation, which amount shall equal the sum of the Monthly COBRA Premium Payment (as defined below) attributable to each Purchaser Employee (and his or her respective qualified beneficiaries) who participates in Parent Plans during any given calendar month during the COBRA Maintenance Period (the "Parent Plan Reimbursement"). Parent acknowledges and agrees that the Parent Plan Reimbursement shall be paid by Purchaser monthly in arrears on behalf and in lieu of Purchaser Employees (and his or her respective qualified beneficiaries) who participate in Parent Plans during the COBRA Maintenance Period. For purposes of this Section 5.4(g)(ii), the "Monthly COBRA Premium Payment" shall mean the "applicable premium" (as defined in Section 604 of ERISA) that Seller (or members of its Controlled Group) would require each Purchaser Employee (whether electing single, spousal or family coverage) who experienced a qualifying event under COBRA to pay in respect of each calendar month to maintain continuation coverage under Parent Plans.

         (h) With respect to any Purchaser Welfare Plan, Purchaser shall (a) cause there to be waived any pre-existing condition limitations and (b) give effect, or cause there to be given effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Purchaser Employees under Parent Plans.

         (i) Periods of employment with Sellers or any Target Company for which credit was given under Parent Plans shall be taken into account for purposes of eligibility and vesting to the same extent they were taken into account under Parent Plans.

         (j) No provision of this Section 5.4 shall create any third party beneficiary rights in any employee or former employee of the Sellers, or any Target Company (including any beneficiary or dependent thereof) in respect of continued or resumed employment, and no provision of this Section 5.4 shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Purchaser Welfare Plans or Purchaser employee benefit plans or arrangements.

         5.5. Notification of Certain Matters. Sellers shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Sellers, of the occurrence, or non-occurrence, of (i) any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect), (ii) any failure of Sellers or Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any change that could reasonably be expected to have a Material Adverse Effect on Sellers or Purchaser or is likely to delay or impede the ability of either Seller or Purchaser to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein; provided, however, that the

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

delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.6. Public Announcements. Purchaser and Sellers shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release prior to such consultation and approval, except as may be required by Law or any listing agreement or any rules of a self-regulatory organization related to the trading of the shares of Purchaser or Parent on any United States or Japanese securities exchange, automated quotation system or over-the-counter market, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement.

         5.7. Non-Competition. In order that Purchaser and its Affiliates may have and enjoy the full benefit of the Businesses, until the earlier of (a) the third anniversary of the Closing Date and (ii) the time Tom Carter and Curtis Cook cease to be employees of or otherwise provide services to Parent, Star Mountain or any of their respective Affiliates (the "Non-Competition Period"), neither Sellers nor any of their Subsidiaries will, directly or indirectly, engage in any activity involving, or own any equity of or debt convertible into equity of, control, operate or assist an entity that is in, any business that competes with the Project Management Business in any jurisdiction in which the Project Management Business operates (the "Competitive Business") or provide any project management related services to a Competitive Business or license, sublicense or otherwise make available to any Person any project management related technology or intellectual property that can be utilized to engage in the Competitive Business; provided, however, that the foregoing shall not prohibit Sellers or any of their Subsidiaries from (i) acquiring, directly or indirectly, securities of any Person traded in a public market that participates in a Competitive Business; provided that Sellers and their Subsidiaries do not, in the aggregate, own more than 5% of any class of securities of such Person; or
(ii) acquiring a company (the "Diversified Company") or a business having not more than 25% of its gross revenues attributable to a Competitive Business, so long as, with respect to such Diversified Company or business acquired, such Seller and/or its Subsidiaries shall have divested itself within 12 months of its acquisition of such Diversified Company of the assets of such Diversified Company that constitute the Competitive Business and pending such disposition of the Competitive Business, Sellers and/or its Subsidiaries, as applicable, puts into place procedures reasonably designed to ensure the autonomy and independence of the entity or division engaged in the Competitive Business. Notwithstanding the foregoing, nothing contained in this Section 5.7 shall prevent the Sellers or any of their Subsidiaries through the Government group from providing project management services to government agencies or non-governmental parties involved in government contracts. In the event that the provisions of this Section 5.7 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum permitted by applicable law. If any Seller violates any of its obligations under this Section 5.7, Purchaser and its Affiliates may proceed against such Seller in law or in equity for such damages or other relief as a court may deem appropriate. Sellers each acknowledge that a violation of this Section 5.7 will cause Purchaser and its Affiliates irreparable harm which cannot be adequately compensated for by money damages. Each Seller therefore agrees that in the event of any actual or threatened violation of this Section 5.7, Purchaser and its Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Sellers or such Subsidiary of Sellers to prevent any violations of this Section 5.7, without the necessity of proving actual damages or posting a bond.

         5.8. Nonsolicitation.

         (a) Sellers shall not, and shall cause their respective Subsidiaries not to, for a period commencing on the date hereof and ending on the second anniversary of the Closing Date without the prior written approval of Purchaser, directly or indirectly, solicit, encourage, entice or induce for employment or hire as an employee or consultant any person who is a Purchaser Employee; provided that Sellers and their Subsidiaries shall not be precluded or restricted from making generalized searches for employees through general advertisements not specifically directed towards employees of Purchaser or its Affiliates (including the Target Companies) and hiring employees that respond to such generalized searches or from hiring non-management level employees who seek, without prior solicitation, employment from Sellers. If it is ever held that the restriction placed on Parent or Seller by this Section 5.8 is too onerous and is not necessary for the protection of Purchaser, each Seller agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider necessary or appropriate to properly protect Purchaser.

         (b) Purchaser shall not, and shall cause its Subsidiaries not to, for a period commencing on the date hereof and ending on the second anniversary of the Closing Date without the prior written approval of Sellers, directly or indirectly, solicit, encourage, entice or induce for employment or hire as an employee or consultant any person who is an employee of one of the Sellers (other than corporate employees) and is not a Purchaser Employee; provided that Purchaser and its Subsidiaries shall not be precluded or restricted from making generalized searches for employees through general advertisements not specifically directed towards employees of Sellers and their Subsidiaries and hiring employees that respond to such generalized searches or from hiring non-management level employees who seek, without prior solicitation, employment from Purchaser. If it is ever held that the restriction placed on Purchaser by this Section 5.8 is too onerous and is not necessary for the protection of Sellers, Purchaser agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider necessary or appropriate to properly protect Sellers.

         5.9. Transition Services. Following the Closing Date, (i) Sellers shall provide, or cause to be provided, to Purchaser and its Affiliates certain services which are currently provided by Sellers to the Target Companies with respect to the Businesses, and (ii) Purchaser shall provide, or cause to be provided, to Sellers and their Affiliates certain services which are currently provided by certain of the Target Companies to Sellers, all as more fully set forth in a transition services agreement (the "Transition Services Agreement") to be entered into by Sellers and Purchaser as of the Closing Date which shall include the terms set forth in Section 5.9 of the Sellers Disclosure Schedule.

         5.10. Release of Target Companies.

         (a) Effective as of the Closing, each Seller hereby releases each Target Company from any claims or demands that such Seller may have against such Target Company to the extent arising from, out of or in connection with any circumstances, acts or omissions or contracts existing at the Closing, except for claims or demands that Sellers may have pursuant to this Agreement or under arrangements set forth on Section
5.11 of the Sellers Disclosure Schedule.

          (b) Effective as of the Closing, each Target Company hereby releases each Seller from any claims or demands that such Target Company may have against such Seller to the extent arising out of or in connection with any circumstances, acts or omissions or contracts existing at the Closing, except for claims or demands that Purchaser (including any Target Company) may have pursuant to this Agreement or under arrangements set forth on Section 5.11 of the Sellers Disclosure Schedule.

          5.11. Related Party Contracts. Prior to the Closing Date, Sellers shall cause any Contract or arrangement that is or is required to be listed on
Section 2.25 of the Sellers' Disclosure Schedule other than those Contracts or arrangements set forth in Section 5.11 of the Sellers Disclosure Schedule, to be terminated or otherwise amended to exclude any Target Company as a party thereto (without any post-Closing payments by Purchaser or any Target Company) notwithstanding any terms thereof to the contrary.

          5.12. Assumed Obligations.

          (a) At the Closing, or such later date not later than two business days after the Closing as Sellers shall designate, the Purchaser shall, or shall cause the Purchaser Designees to, pay (a) $3,255,000 which constitutes all amounts due under the Promissory Note dated September 29, 2000 in favor of Executive Education Institute, Inc. (the "EEI Note"), (b) $2,400,000 which constitutes all amounts owed to the former stockholders of Strategic Interactive, Inc. pursuant to the terms of that certain Agreement and Plan of Merger dated October 26, 1998, as amended (the "SI Obligation"), and (c) $140,000 which is $70,000 to each of Robert Ierace and Eileen Gruse which constitutes all amounts due to each of them under their respective non-competition and non-disclosure agreements (the "EEI Non-Comp Obligations"). After the Closing, Purchaser shall cause Performance Solutions to pay that certain Promissory Note dated July 1, 1996 in the original principal amount of $1,095,529 with an outstanding principal balance as of December 31, 2002 of $675,211 (the "Toth Note") and the Deferred Compensation Obligation in accordance with their terms. From and after the Closing the Purchaser shall, or shall cause the Purchaser Designees to, timely pay, perform and discharge the Assumed Liabilities, and cause the Target Companies to timely pay, perform and discharge their respective obligations and liabilities, in accordance with their respective terms.

          (b) On or prior to the Closing Date, Sellers shall pay all interest accrued through the Closing Date on the EEI Note, the SI Obligation and the EEI Non-Comp Obligations to the holders thereof.

          (c) Purchaser shall, and shall cause the Purchaser Designees to, upon the request of either Seller, use reasonable efforts without expenditure of any more than a nominal amount to obtain from the third parties to Assumed Contracts the release (in the form of a novation or otherwise) of the Sellers from any and all obligations and liabilities arising under the Assumed Contracts after the Closing Date.

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

          5.13. Directors' and Officers' Insurance.

          (a) For a period of six years after the Closing Date each Seller shall continue to indemnify and hold harmless each present and former director and officer of it and its Subsidiaries and other persons entitled to indemnification under the charter, bylaws or similar organizational documents of such Seller or its Subsidiaries as in effect on the date hereof ("Covered Persons") against any and all losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges (including court filing fees, court costs, arbitration fees or costs, witness fees and fees and disbursements of legal counsel, expert witnesses, accountants and other professionals) ("Losses") arising out of or pertaining to matters existing or occurring prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under applicable law.

          (b) Each Seller shall and shall cause its Subsidiaries to maintain for a period of at least six years the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Parent on the date hereof with respect to claims arising from facts or events that occurred on or prior to the Closing Date, including in respect of the transactions contemplated by this Agreement. The provisions of the immediately preceding sentence and subsection (a) shall be deemed to have been satisfied if prepaid "tail" policies have been obtained by a Seller (or by the Person into which any Seller or any of its Subsidiaries has merged, or by any Person that acquires at least a majority of any Seller's or its Subsidiaries' outstanding voting securities or to which any Seller or its Subsidiaries have sold all or substantially all of its assets prior to the relevant transaction) prior to the closing of any such transaction in which the Seller or its Subsidiaries merges or sells all or substantially all of its assets, or a Person acquires a majority of the outstanding voting securities of the Seller or its Subsidiaries, which policies provide the Covered Persons with coverage at least as favorable to the Covered Persons as Parent's current policies of directors' and officers' liability insurance and fiduciary liability insurance for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or prior to the Closing Date, including in respect of the transactions contemplated by this Agreement.

          (c) If any Seller or any of its Subsidiaries or any of their successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any person or (iii) dissolves or liquidates, then, and in each such case, to the extent that the provisions of the second sentence of subsection (b) above are not satisfied, it shall be a condition precedent to such transaction or event that proper provision shall be made so that the successors and assigns of such Seller, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.13 or the prepaid policies described in (b) above are obtained.

          5.14. Insurance.

          (a) Sellers shall use reasonable efforts to acquire from American International Group Companies or such other insurance company with an A.M. Best rating of A+ or higher satisfactory to Purchaser a Buyer-Side Representations and Warranties insurance policy insuring

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

Purchaser against any breaches of representations and warranties of Sellers in this Agreement with such other terms as are set forth in Section 5.14(a) of the Purchaser Disclosure Schedule.

          (b) Notwithstanding anything to the contrary in this Agreement, Sellers shall also use reasonable efforts without expenditure of any more than a nominal amount to cause Purchaser to be named as an additional named insured and loss payee under all of its occurrence based insurance policies in effect as of the Closing Date that in any way relate to or cover any Target Company or any Business or any of their respective properties or assets (including any Transferred Asset).

          (c) The representations and warranties of each of the Sellers contained in Article II and of Purchaser contained in Article III hereof shall remain operative and in full force and effect until the Closing. Effective upon the Closing, the representations and warranties of each of the Sellers contained in Article II and of Purchaser contained in Article III hereof shall terminate and shall be of no further force and effect.

          5.15. Name; Retained Trademarks.

          (a) For a period of six months from the Closing Date, Sellers hereby grant Purchaser a non-exclusive license to use the trademarks owned or held by any Seller and used in connection with the Businesses that are not included in the Transferred Assets including the "Provant" and "Star Mountain" names (the "Retained Trademarks") (i) as a corporate name, (ii) on signs on or near buildings or offices associated with one or more of the Businesses and (iii) on any printed literature or stationary that is used or distributed solely for internal purposes that exist in the inventories related to any of the Businesses on the Closing Date, and that bear a name, phrase or logo incorporating the Retained Trademarks. From and after the expiration of such six month period, Purchaser shall cease to use any such items; or delete or cover (as by stickering) any such name, phrase or logo from any item included in the inventories related to the Businesses that bears such name, phrase or logo; and take such other actions as may be practicable to indicate that Purchaser is not affiliated with any Seller. In furtherance of the foregoing, within two months after the Closing Date, Purchaser shall cause each of the Target Companies to change its name to remove the word "Provant" therefrom.

          (b) For a period of six months from the Closing Date, Purchaser hereby grants Parent a non-exclusive license to use the "Novations" name in connection with the Leadership group of Parent (i) on signs on or near buildings or offices associated with the Leadership group of Parent and (ii) on any printed literature or stationary that is used or distributed solely for internal purposes that exist in the inventories related to the Leadership group of Parent on the Closing Date, and that bear a name, phrase or logo incorporating the "Novations" name. From and after the expiration of such six month period, Sellers shall cease to use any such items; or delete or cover (as by stickering) any such name, phrase or logo from any item included in the inventories related to any of their businesses that bears such name, phrase or logo; and take such other actions as may be practicable to indicate that Sellers are not affiliated with Purchaser. In furtherance of the foregoing, within two months after the Closing Date Sellers shall cease doing any business under the "Novations" name, except as permitted above.

                                   ARTICLE VI

                                   CONDITIONS

          6.1. Conditions to Obligation of Each Party. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any Governmental Authority or before any Governmental Authority or court of competent jurisdiction, United States or non-United States, that would, or would reasonably be expected to, result in an order, nor shall there be in effect any judgment, decree or order of any Governmental Authority or court of competent jurisdiction, or any other legal restraint, (i) preventing or making illegal consummation of the transactions contemplated by this Agreement, (ii) prohibiting or limiting Purchaser from exercising all material rights and privileges pertaining to
     (A) its ownership of each of the Target Companies, the Businesses and the Transferred Assets or (B) the ownership or operation by Purchaser or any of its Subsidiaries of all or a material portion, of the business or assets of each of the Target Companies and the Businesses, (iii) compelling Purchaser or any of its Subsidiaries (including each of the Target Companies) to dispose of or hold separate assets which are material to any Target Company or any Business or (iv) imposing any material liability as a result of the transactions contemplated by this Agreement.

          (b) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which prevents or makes the consummation of the transactions contemplated herein illegal.

          (c) Third Party Consents. Purchaser shall have received evidence, in form and substance reasonably satisfactory to it, that the third-party consents related to Contracts set forth in Section 6.1(c) of the Purchaser Disclosure Schedule have been obtained.

          (d) Legal Opinion. Each of Purchaser and Sellers shall have received a copy of the written opinion of Richards, Layton & Finger addressed to the board of directors of Parent in form and substance reasonably satisfactory to each of them to the effect that no vote or other shareholder action on the part of the shareholders of Parent is required in order to consummate the transactions contemplated by this Agreement.

          (e) Transition Services Agreement. Sellers shall have executed and delivered the Transition Services Agreement.

          6.2. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated hereby are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Sellers contained in this Agreement that are qualified by materiality or Material Adverse

     Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct or true and correct in all material respects, as the case may be, on and as of such particular date) and Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent.

          (b) Agreements and Covenants. Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of each Seller.

          (c) Employment Agreements. The employment agreements or employment offer letters, dated on or prior to the Closing Date, between each of the individuals identified in Section 6.2(c) of the Purchaser Disclosure Schedule, on the one hand, and such individual's prospective employer (being either one of the Target Companies or the Purchaser or Purchaser Designee) shall be in full force and effect and shall not have been anticipatorily breached or repudiated by the individuals party thereto.

          (d) Deal Insurance. Sellers shall have obtained, and shall have delivered to Purchaser, certificates of insurance of American International Group Companies or such other insurance company with an A.M. Best rating of A+ or higher satisfactory to Purchaser which names Purchaser as the insured evidencing an insurance policy with a coverage period of 2 years from the Closing Date (or such longer periods set forth in Section 5.14(a) of the Purchaser Disclosure Schedule) insuring Purchaser against all breaches of representations and warranties in this Agreement and with such other terms as are set forth in Section 5.14(a) of the Purchaser Disclosure Schedule.

          6.3. Additional Conditions to Obligations of Sellers. The obligation of Sellers to effect the transactions contemplated hereby is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date (other than representations and warranties which address matters only as of a particular date, in which case such representations and warranties shall be true and correct or true and correct in all material respects, as the case may be, on and as of such particular date) and Sellers shall have received a certificate to such effect signed by the Representative Director of Purchaser.

          (b) Agreements and Covenants. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and Sellers shall have received a certificate to such effect signed by a duly authorized officer of Purchaser.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

              7.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

              (a) By mutual written consent of Sellers and Purchaser;

              (b) By either Seller or Purchaser if the Closing shall not have been consummated on or before February 16, 2003; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose or whose Affiliate's willful failure (or the failure of an Affiliate) to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

              (c) By either Seller or Purchaser, if a Court or Governmental Authority shall have issued an Order or taken any other action, in each case which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the transactions contemplated hereby;

              (d) By Purchaser, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Sellers herein become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(d)) or (ii) there has been a breach on the part of any Seller of any of its covenants or agreements contained in this Agreement such that Section 6.2(b) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to Sellers; or

              (e) By Sellers, if neither Seller is in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of Purchaser herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(e)) or (ii) there has been a breach on the part of Purchaser of any of its covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(e)), and such breach (if curable) has not been cured within 30 days after notice to Purchaser.

              7.2. Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.1(b), 7.3 and Article VIII, which shall survive such termination) will forthwith become void, and there will be no liability on the part of Sellers or Purchaser or any of their respective officers or directors to the other and all rights and obligations of any party hereto will cease, except that nothing herein will relieve any party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

              7.3. Fees and Expenses.

              (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated hereby are consummated.

              (b) Nothing in this Section 7.3 shall be deemed to be exclusive of any other rights or remedies any party may have hereunder or at law or in equity for any breach of this Agreement.

              7.4. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

              7.5. Waiver. At any time prior to the Closing Date, any party hereto may extend the time for the performance of any of the obligations or other acts required hereunder of the other party hereto, waive any inaccuracies in the representations and warranties of such other party contained herein or in any document delivered pursuant hereto and waive compliance of such other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

              8.1. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

              (a) If to Purchaser:

                            Drake Beam Morin-Japan, Inc.
                            22F, West Tower, Gate City Ohsaki, 1-11-1
                            Ohsaki, Shinagawa-ku, Tokyo 141-0032
                            Japan
                            Facsimile: 011-813-5437-1084
                            E-Mail: kashiwaset@dbm-j.co.jp
                            Attention: Takamasa Kashiwase

                            With copies to:

                            Simpson Thacher & Bartlett
                            425 Lexington Avenue
                            New York, New York 10017
                            Facsimile: (212) 455-2502
                            E-Mail: dsneider@stblaw.com
                            Attention: David A. Sneider, Esq.

              (b) If to Sellers:

                            Provant, Inc.
                            67 Batterymarch Street, Suite 500
                            Boston, Massachusetts 02110
                            Facsimile: (617) 261-1610
                            E-Mail: dglazer@provant.com
                                    jhoey@provant.com
                            Attention: Vice Chairman
                                       Chief Financial Officer

                            With copies to:

                            Nutter, McClennen & Fish, LLP
                            World Trade Center West, 155 Seaport Boulevard Boston, Massachusetts 02210-2604
                            Facsimile: (617) 310-2623
                            E-Mail: Jdawson@nutter.com
                            Attention: James E. Dawson, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

              8.2. Disclosure Schedules. The Sellers Disclosure Schedule and the Purchaser Disclosure Schedule each shall be divided into sections corresponding to the sections and subsections of this Agreement. Disclosure of any fact or item in any section of a party's Disclosure Schedule shall, should the existence of the fact or item or its contents be relevant to any other section of the Disclosure Schedule, be deemed to be disclosed with respect to such other section if such relevance is readily apparent.

              8.3. Certain Definitions. For purposes of this Agreement, the term:

              (a) "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including, with respect to Sellers, any corporation, partnership, limited liability company or joint venture in which Sellers (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of 10% or more.

              (b) "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or Tokyo, Japan.

              (c) "Contract" means any contract, plan, undertaking, understanding, agreement, license, sublicense, royalty agreement, lease, note, mortgage or other binding commitment, whether written or oral.

              (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or credit arrangement or otherwise.

              (e) "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof.

              (f) "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or otherwise), license, claim, option, conditional sale agreement, right of first refusal, first offer, termination or participation, charge, encumbrance or other restrictions of any similar kind.

              (g) "Equity Securities" mean the shares of capital stock of a corporation, the partnership interests in a partnership, or the equity interests in any limited liability company or other Person.

              (h) "Governmental Authority" means any governmental agency or authority of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

              (i) "Indebtedness" means all obligations for borrowed money, including (a) any obligation owed for all or any part of the purchase price of property or other assets or for services or for the cost of property or other assets constructed or of improvements to such property or other assets, other than current trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business, (b) any capital lease obligation, (c) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, (d) any guarantee with respect to indebtedness for borrowed money (of the kind otherwise described in this definition) of another Person and (e) any factored or sold receivables.

              (j) "Intellectual Property" means all United States and foreign intellectual property, including, without limitation all (A) (i) patents, discoveries, inventions, developments, processes, formulae, technology and know-how; (ii) copyrights and works of authorship in any media, including software, applications, code, programs, databases, user interfaces, documentation, Internet site content, textual and literary works, compilations, manuals (in print and electronic form), advertising and promotional materials and related items; (iii) trademarks, service marks, trade names, URLs and Internet domain names, designs, slogans, logos, trade dress, together with all goodwill related to the foregoing; and
       (iv) trade secrets, data, training materials and other proprietary confidential information, (B) all registrations, applications, recordings, and licenses or other agreements related thereto, and (C) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and rights to bring an action at law or in equity for the infringement or other impairment of the foregoing before the Closing Date, including the right to receive all proceeds and damages therefrom.

              (k) "Knowledge" means (i) in the case of an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, and (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive or statutory officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (i) of this Section 8.3(l)) of such fact or other matter.

              (l) "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.

              (m) "Litigation" means any claim, suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity, before or by any Court or Governmental Authority, any arbitrator or other tribunal.

              (n) "Material Adverse Effect" means any fact, event, change, development, circumstance or effect (i) that, when such term is used in relation to the Target Companies and the Businesses, (A) is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities or properties of any Target Company or any Business or (B) would materially impair or delay the ability of Sellers to perform their obligations hereunder, including the consummation of the transactions contemplated hereby other than any such fact, event, change, development, circumstance or effect (x) directly resulting from actions contemplated by the parties in connection with, or which is attributable to the announcement of, this Agreement and the transactions contemplated hereby, (y) arising out of or resulting from conditions affecting the industry in which the Target Companies and the Businesses operate as a whole or the U.S. economy as a whole in each case that do not disproportionately affect the relevant Target Company or the relevant Business, or (z) arising out of or resulting from any action or omission by Sellers taken with the written permission of Purchaser in connection with the transactions contemplated hereby, that in each case do not disproportionately affect the relevant Target Company or the relevant Business or (ii) that, when such term is used in relation to Purchaser, would materially impair or delay the ability of the Purchaser to perform its obligations hereunder, including the consummation of the transactions contemplated hereby.

              (o) "Order" means any judgment, order, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Court or Governmental Authority.

              (p) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

              (q) "Post-Closing Tax Period" means any Tax period ending after the Closing, including the portion of the Tax period that begins immediately after the Closing.

              (r) "Pre-Closing Tax Period" means any Tax period ending on or before the Closing, including the portion of the Tax period in which the Closing Date occurs that ends at the Closing.

              (s) "Purchaser Designee" means any Subsidiary of Purchaser notified to Sellers not less than two (2) days prior to the Closing.

              (t) "Purchaser Disclosure Schedule" means a schedule of even date herewith delivered by Purchaser to Sellers concurrently with the execution of this Agreement, which, among other things, will identify exceptions and other matters with respect to the representations, warranties and covenants of Purchaser contained in certain specific sections and subsections.

              (u) "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

              (v) "Related Party Contract" means any Contract between any of Parent and its Affiliates, on the one hand, and any of the Target Companies, on the other.

              (w) "Sellers Disclosure Schedule" means a schedule of even date herewith delivered by Sellers to Purchaser concurrently with the execution of this Agreement, which, among other things, will identify exceptions and other matters with respect to the representations, warranties and covenants of Sellers contained in certain specific sections and subsections.

              (x) "Subsidiary" or "Subsidiaries" of Sellers, Purchaser or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which Sellers, Purchaser or such other Person, as the case may be, owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or other governing body of a corporation, partnership, joint venture, limited liability company or other legal entity.

              8.4. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The word "herein" and similar references mean, except where a specific Section or

Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              8.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

              8.6. Entire Agreement. This Agreement (including all exhibits and schedules hereto) and other documents and instruments delivered in connection herewith constitute the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

              8.7. Assignment. This Agreement shall not be assigned by operation of Law or otherwise, except that Purchaser may assign all or any of its rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

              8.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

              8.9. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

              8.10. Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal District Court for Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Federal District Court for Massachusetts in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction

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

by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Federal District Court for Massachusetts and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

              8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [Remainder of this page intentionally left blank]

       IN WITNESS WHEREOF, Parent, Star Mountain and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        PROVANT, INC.


                                        By: /s/ Donald W. Glazer
                                           ---------------------
                                            Name: Donald W. Glazer
                                            Title: Vice Chairman


                                        STAR MOUNTAIN, INC.


                                        By: /s/ Janet Hoey
                                           ---------------
                                            Name: Janet Hoey
                                            Title: Asst. Treasurer


                                        DRAKE BEAM MORIN-JAPAN, INC.


                                        By: /s/ Tadao Otsuki
                                           -----------------
                                            Name: Tadao Otsuki
                                            Title:  President and Representative
                                                    Director